EXHIBIT 10.2

SPECIAL BUSINESS PROVISIONS

between

Spirit AeroSystems, Inc.

and

LMI Aerospace, Inc.

Spirit Aerosystems SBP-T6B2-YB001940

TABLE OF CONTENTS

TITLE PAGE
TABLE OF CONTENTS
AMENDMENT PAGE
RECITAL PAGE

1.0	DEFINITIONS		10

2.0	CONTRACT FORMATION		13
	2.1	Order	13
	2.1.1	Issuance of Orders for Production Articles	13
	2.1.2	Issuance of Orders for Products and Services Other Than Production Articles	13
	2.2	Entire Agreement	14
	2.3	Incorporated by Reference	14
	2.3.1	Supporting Documentation and Priority	14
	2.3.2	Revision of Documents	15
	2.3.3	Compliance	15
	2.3.4	List of Certain Documents	15
	2.4	Order of Precedence	16
	2.5	Survival	17

3.0	PERIOD OF PERFORMANCE AND PRICES		17
	3.1	Performance	17
	3.1.1	Period of Performance	17
	3.1.2	Option to Extend	17
	3.2	Pricing	18
	3.2.1	Product Pricing	18
	3.2.2	Manufacturing Configuration	18
	3.2.3	Packaging	18
	3.2.4	Local Transportation Devices	18
	3.3	Subject Matter of Sale	18
	3.3.1	Nonrecurring Work	19
	3.3.1.1	Tooling - General	19
	3.3.1.2	Static and Fatigue Test Articles	19
	3.3.1.3	Contractor-Use Tooling (also known as Seller-Use Tooling	19
	3.3.1.4	Common - Use Tooling	19
	3.3.1.5	Use of Casting, Forging and Extrusion Tools	19
	3.3.1.6	Initial Planning	19
	3.3.1.7	Weight Status Reporting	20
	3.3.1.8	Integrated Product Team	20
	3.3.2	Recurring Work	20
	3.3.2.1	Production Articles	20
	3.3.2.2	Tool Maintenance	20
	3.3.2.3	Disposable Shipping Fixtures	20
	3.3.2.4	Maintenance of Production Planning	20
	3.3.3	Spares and Miscellaneous Work	20
	3.3.3.1	Spare Parts Ordering	20
	3.3.3.2	Planning for Fabrication of Spare Parts	20
	3.3.3.3	Sale of Boeing Proprietary Spare Parts	20
	3.3.3.4	Miscellaneous Work	21

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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4.0	GOVERNING QUALITY ASSURANCE REQUIREMENTS		21

5.0	APPLICABLE LAW		21

6.0	PRODUCT SUPPORT AND ASSURANCE		21
	6.1	Warranty	21

6.2	Integrated Materials Management (IMM) Program		22

7.0	PAYMENT		22
	7.1	Recurring Price	22
	7.2	Nonrecurring Price/Special Charges	22
	7.3	Payment Method	23
	7.4	Payment Errors	24
	7.5	Spare Parts	24
	7.6	Invoicing	24
	7.6.1	Invoicing Requirements	24
	7.6.4	Mailing Instructions	24
	7.6.5	Summary Invoices	25

8.0	SCHEDULE ACCELERATION/DECELERATION		25

9.0	NOTICES		25
	9.1	Addresses	25

10.0	OBLIGATION TO PURCHASE AND SELL		26

11.0	COST AND PERFORMANCE VISIBILITY		27

12.0	CHANGE PROVISIONS		27
	12.1	Reserved	27
	12.2	Computation of Equitable Adjustment	27
	12.2.1	Changes Not Subject to Price Adjustment	27
	12.2.2	Changes Subject to Price Adjustment	28
	12.2.3	Proposals for Price Adjustment	28
	12.2.3.1	Timeframe	28
	12.2.3.2	Content	29
	12.2.3.3	Review of Price Adjustment Proposal	29
	12.2.3.4	Future Derivative(s) and Follow-on Work	29
	12.2.4	Change Pricing Criteria	29
	12.2.4.1	Changes Prior to 100% Engineering Release	29
	12.2.4.1.1	Nonrecurring Shipset Price Adjustment Prior to 100% Engineering Release	29
	12.2.4.1.2	Recurring Shipset Price Adjustment Prior to 100% Engineering Release	30
	12.2.4.2	Changes Subsequent to 100% Engineering Release	30
	12.2.4.2.1	Nonrecurring Shipset Price Adjustment Subsequent to 100% Engineering Release	30
	12.2.4.2.2	Recurring Price Adjustment Subsequent to 100% Engineering Release	30
	12.2.4.3	Changes for Derivatives	30

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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	12.2.5	Apportionment and Payment of Price Adjustments	30
	12.2.5.1	Nonrecurring Work	30
	12.2.5.1.1	Price Adjustment	30
	12.2.5.1.2	Apportionment and Payment	31
	12.2.6.1	Recurring Work	31
	12.2.6.1.1	Price Adjustment	31
	12.2.6.1.2	Apportionment and Payment	31
	12.3	Obsolescence	32
	12.4	Change Absorption (Nonrecurring/Recurring)	32
	12.4.1	Prior to 100% Engineering Release (Drawing Revision Level New)	32
	12.4.2	Subsequent to 100% Engineering Release	32
	12.5	Planning Schedule	33
	12.6	Total Cost Management	33
	12.6.1	Spirit Generated Technical and Cost Improvement	33
	12.7	Reserved	33
	12.9	Derivative Aircraft	34

13.0	SPARES AND OTHER PRICING		34
	13.1	Spares	34
	13.1.1	Spares Support	35
	13.1.3	Spare Pricing	35
	13.1.4	Spares Special Handling	36
	13.2	Expedite of Production Requirements	36
	13.3	Tooling	36
	13.3.1	Responsible Party	36
	13.3.2	Spirit Furnished Tooling	37
	13.3.3.1	Title to Tooling	37
	13.3.3.2	Use and Disposition of Tooling	37
	13.3.3.3	Accountability for Tooling	39
	13.3.3.4	Certified Tool Lists	39
	13.4	Pricing of Spirit's Supporting Requirements	39
	13.5	Pricing of Requirements for Modification or Retrofit	39
	13.5.1	Spirit Responsibility or Regulatory Requirement	39
	13.5.2	Contract Aftermarket Modification or Retrofit Work Performed by Spirit	39
	13.6	Pricing of Similar Products	40

14.0	STATUS REPORTS/REVIEWS		41
	14.1	General Reports / Reviews	41
	14.2	Diversity Reporting	41
	14.3	Program Manager	41
	14.4	Certified Tool List	42
	14.5	Problem Reports	42
	14.6	Reserved	43

15.0	INTERNATIONAL COOPERATION		43
	15.1	Market Access and Sales Support	43
	15.2	Offset Assistance	43
	15.3	Reserved	44

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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16.0	Spirit FURNISHED MATERIAL/SUPPLIER BANKED MATERIAL		44

17.0	PARTICIPATION		44
	17.1	Other Spirit Entities	44
	17.2	Spirit Subcontractors/Suppliers	44
	17.3	Notification of Contract	45
	17.4	Notification of Price Reductions	45

18.0	INVENTORY AT CONTRACT COMPLETION		45

19.0	OWNERSHIP OF INTELLECTUAL PROPERTY		45
	19.1	Technical Work Product	45
	19.2	Inventions and Patents	46
	19.4	Pre-Existing Inventions and Works of Authorship	46
	19.5	Inapplicability	46

20.0	RESERVED		46

21.0	GUARANTEED WEIGHT REQUIREMENTS		46

22.0	SELLER DATA REQUIREMENTS		46

23.0	RESERVED		47

24.0	RESERVED		47

25.0	RESERVED		47

26.0	INFRINGEMENT		47

27.0	RAW MATERIAL PROGRAM		47
	27.1	Boeing Raw Material Strategy	47
	27.2	Reserved	48

28.0	DIGITIZATION OF PROPRIETARY INFORMATION AND MATERIALS		48

29.0	ON-SITE SUPPORT		48
	29.1	Indemnification Negligence of Seller or subcontractor	48
	29.2	Commercial General Liability	48
	29.3	Automobile Liability	49
	29.4	Workers' Compensation	49
	29.5	Certificates of Insurance	49
	29.6	Self-Assumption	49
	29.7	Protection of Property	49
	29.8	Compliance with Spirit Site Requirements	50

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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30.0	Spirit TECHNICAL I MANUFACTURING ASSISTANCE REGARDING SELLER'S NONPERFORMANCE		50

31.0	U. S. CUSTOMS INVOICE REQUIREMENTS		50

32.0	STRATEGIC ALIGNMENT		51

33.0	CUSTOMS-TRADE PARTNERSHIP AGAINST TERRORISM (C-TPAT)		51

34.0	ENVIRONMENTAL MANAGEMENT SYSTEMS AND HEALTH AND SAFETY MANAGEMENT SYSTEMS		51

35.0	DELIVERY - TITLE AND RISK OF LOSS		52
	35.1	Delivery Point and Schedule	52
	35.2	Reserved	52
	35.3	Reserved	52
	35.4	Notification of Shipment	52
	35.4.1	Title and Risk of Loss	52
	35.5	Notice of Delay - Premium Effort	52

36.0	PACKAGING AND SHIPPING		53
	36.1	Product Packaging	53
	36.2	Consolidated Shipments and Markings	53
	36.3	Freight Charges	54
	36.4	Packing Sheet and Test Reports	54
	36.5	Additional Copies	54
	36.6	Price Inclusive	54

37.0	ADDITIONAL QUALITY ASSURANCE REQUIREMENTS		54
	37.1	Federal Aviation Administration Inspection	54
	37.2	Repair Authorization	54
	37.2.1	Spirit-Performed Work	54
	37.2.2	Reimbursement for Repairs	55

38.0	CHANGES		55

39.0	EXAMINATION OF RECORDS		56
	39.1	Reports	56

40.0	EVENTS OF DEFAULT AND REMEDIES		56
	40.1	Additional Event of Default	56
	40.2	Interest on Overdue Amounts	56

41.0	CUSTOMER CONTACT		56

42.0	SUBCONTRACTING		56

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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43.0	SUPPLEMENTS AND MODIFICATIONS		57

44.0	INCREMENTAL RELEASE AND CYCLE TIME REQUIREMENTS		58
	44.1	Incremental Release	58
	44.2	Cycle Time Requirements	58

45.0	SURPLUS PRODUCTS		58
	45.1	Return of Surplus Products	58
	45.2	Use of Surplus Products	59

46.0	INTEGRATED / LIFE CYCLE PRODUCT TEAM		59
	46.1	Purpose	59
	46.2	Qualifications	59
	46.3	Removal of Personnel	59
	46.4	Work Schedule	59
	46.5	Equipment and Supplies	60
	46.6	Employment Status	60
	46.7	Team Leader	60
	46.8	Discipline	60
	46.9	Insurance	60
	46.10	Indemnification	60
	46.11	Compensation	61

47.0	SELLER ASSISTANCE		61

48.0	DEFINE AND CONTROL AIRPLANE CONFIGURATION / MANUFACTURING RESOURCE MANAGEMENT (DCAC/MRM)		62

49.0	ELECTRONIC ACCESS AND EXCHANGE OF DIGITAL PRODUCT DEFINITION		62
	49.1	Exchange of Digital Product Definition Between Spirit and Seller	62
	49.2	System/Software Compatibility between Spirit and Seller	62
	49.3	Electronic Access, Communications and Data Exchange via Telecommunications	62

Signature Page
Attachment 1	Work Statement and Pricing
Attachment 1A	Component Spares Requirements
Attachment 2	Non-U.S. Procurement Report
Attachment 3	Rates and Factors
Attachment 4	Spirit AOG Coverage
Attachment 5	Spirit AOG Shipping Notification
Attachment 6	Seller Data Submittals
Attachment 7	Supplier Data Requirements List Customers / Engineering
Attachment 8	Commodity Listing and Terms of Sale

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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Attachment 9	Cost and Performance Reviews
Attachment 10	Quality Assurance Requirements
Attachment 11	Second Tier Support Report
Attachment 12	Commercial Invoice Requirements (Customs Invoice)
Attachment 13	On-Site Terms & Conditions Supplement
Attachment 14	Reserved
Attachment 15	Production Article Definition & Contract Change Notices
Attachment 16	Non-Recurring and Recurring Price Status and Summary Tables
Attachment 17	Value Engineering Methodology
Attachment 18	Indentured Priced Parts List and Spares Pricing
Attachment 19	Incremental Release Plan and Lead Times
Attachment 20	Schedule Change Examples

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

AMENDMENTS

Amend Number	Description	Date	Approval

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

SPECIAL BUSINESS PROVISIONS

RELATING TO

AEROSTRUCTURES and SYSTEMS BUSINESS UNIT PRODUCTS

THIS SPECIAL BUSINESS PROVISIONS (SBP) is entered into as of 10 March, 2006, by and between LMI Aerospace, Inc., a Missouri corporation, with its principal office in St. Charles, MO (“Seller”), and Spirit AeroSystems, Inc., a Delaware corporation ("Spirit"). Hereinafter, the Seller and Spirit may be referred to jointly as “Parties” hereto.

Now, therefore, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

AGREEMENTS

1.0  DEFINITIONS

The definitions used herein are the same as those used in the GTA. In addition, the following terms are defined as follows:

A.	"Boeing Lifetime Serial Number" has the meaning set forth in Document D33200-1, "Boeing Suppliers' Tooling Document"

B.
"Boeing Proprietary Spare Parts" means all Spare Parts, which are manufactured (i) by Boeing, or (ii) to Boeing's detailed design with Boeing's authorization, or (iii) in whole or in part using Boeing Proprietary Information.

C.
"Boeing-Use Tooling" means certain gauge and interface Tooling (not including Boeing master gauges) manufactured by Seller in accordance with designs provided by Boeing, to be used exclusively by Boeing.

D.	"Common-Use Tooling" means all Tooling required for use by both Spirit and Seller.

E.	"Contract," "hereof," "hereto," "herein" and similar terms mean this Special Business Provisions, including all Exhibits and Documents, and all amendments, modifications and supplements hereto.

F.
"Contract Change Notice" or "CCN" means any written notice sent by Spirit to Seller (1) describing any change to the SBP statement of work pursuant to SBP Section 36.0 and authorizing Seller to proceed with the performance of work hereunder in accordance with such change description or (2) setting forth Spirit’s requirements for Production Articles and authorizing Seller’s performance in producing such Production Articles.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

G.	"Contractor-Use Tooling" (also known as “Seller-Use Tooling”) means all Tooling needed to manufacture Products.

H.	"Cycle Time" means the period of time that elapses between the dates a Customer executes an implementation directive for a Program Airplane and delivery of such Program Airplane to such Customer.

I.
"Dataset" means any compilation of data or information (including, without limitation, numerical data, geometric definitions, program instructions or coded information) which may be used directly in, integrated with or applied to, a computer program for further processing. A Dataset may be a composite of two or more other Datasets or an extract of a larger Dataset.

J.	"Drawing" means an automated or manual depiction of graphics or technical information representing a Product or any part thereof and which includes the parts list and specifications relating thereto.

K.	"End Item Assembly" means any Product which is described by a single part number and which is comprised of more than one component part.

L.
"Engineering Release" means engineering Drawings, Datasets or other Documents, approved by Spirit and released through Spirit’s engineering Drawing release system, that define the design requirements of any Product.

M.
"Integrated Product Team" or "IPT" or “Design Build Team” "DBT" means a team composed of representatives from engineering, operations, procurement, design-to-cost and other disciplines as Spirit shall specify, whose objective is to optimize designs for cost, weight, performance and producibility.

N.	"Manufacturing Work Package" or "Work Package" means manufacturing effort that Seller will provide under this SBP.

O.
“Miscellaneous Work” is Seller performed work or services that includes, but is not limited to provision of additional test articles, Spirit-use tooling, test support, field support and Spirit-used supplier facilities.

P.	“Nonrecurring Shipset Price” or “Nonrecurring Price” shall have the meaning set forth in SBP Attachment 1.

Q.	“Nonrecurring Work” is Seller performed work, which may include, but is not limited to tooling, static and fatigue test articles, local transportation devices and planning.

R.
"Obsolescence" means the discontinuation of the requirement for any Product as a result of engineering or manufacturing change, which has rendered such Product no longer usable in the production of the Program Airplane or any Derivative.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

S.	“Order” has the meaning set forth in GTA Section 1.0 E but shall also include any Contract Change Notice directing Seller to provide Production Articles.

T.
"Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

U.	"Price" means the amount to be paid by Spirit to Seller for any Product in accordance with the terms of this SBP.

V.	"Production Articles" means those completed assemblies defined and configured, including SCD Products, as set forth in SBP Attachment 13 for the Program Airplane.

W.	"Program" means the design, development, marketing, manufacture, sales and customer support of Program Airplanes, Derivatives and other Products.

X.	"Program Airplane" means a commercial transport aircraft incorporating advanced technology and having a model designation for which Seller shall provide Production Articles pursuant to this SBP.

Y.
"Rate Tooling" for 737 means Tooling required to produce more than seven (7) Shipsets per month without regard to the production of Spare Parts or Products other than Production Articles and is comprised of Rate Tooling A, Rate Tooling B, and Rate Tooling C.

"Rate Tooling A" means 737 Product Tooling required to produce more than seven (7) up to fourteen (14) Shipsets per month and

"Rate Tooling B" means 737 Product Tooling required to produce more than fourteen (14) up to twenty-one (21) Shipsets per month.

"Rate Tooling C" means 737 Product Tooling required to produce more than twenty-one (21) up to twenty-eight (28) Shipsets per month.

"Rate Tooling" on all other Boeing Commercial Airplane programs means Tooling required to produce more than seven (7) Shipsets per month without regard to the production of Spare Parts or Products other than Production Articles.

Z.	“Recurring Shipset Price” means the Price for the Recurring Work (RW) associated with each Shipset.

AA.
“Recurring Work” means work Seller performs in producing Production Articles. The cost of Recurring Work can include, but is not limited to tool maintenance, replacement, and storage, packaging, disposable shipping fixtures and maintenance of production planning.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

BB.
"SCD Products" means all goods, including components and parts thereof, designed to a Boeing Specification Control Drawing by Contractor or its Subcontractors, and provided or manufactured under this Contract.

CC.	"SCD Spare Parts" means Spare Parts that are also SCD Products.

DD.	"Shipset" means the total set of Production Articles provided by Seller hereunder necessary for production of one Program Airplane or Derivative.

EE.
"Spare Parts" or “Spares” means Production Articles or components thereof, and materials, assemblies and items of equipment relating thereto, which are intended for Spirit’s use or sale as spare parts or production replacements. The term "Spare Parts" includes, but is not limited to, Boeing Proprietary Spare Parts.

FF.	“Total Nonrecurring Work Package Price” shall have the meaning set forth in SBP Attachment 1.

GG.
“Value Engineering” is a single component of total cost management designed to leverage Spirit and Supplier Engineering resources to reduce costs (to Sellers) and prices (to Spirit) for Products through engineering changes in requirements, processes, or designs which in no way reduce airplane safety, performance, maintainability, reliability, producibility or capability. Value Engineering Methodology is provided in Attachment 17.

2.0	CONTRACT FORMATION

2.1  Order

2.1.1  Issuance of Orders for Production Articles

Spirit will notify Seller of its requirements for Production Articles by issuing individual Releasing Orders to authorize performance and establish a schedule for performance and delivery.

2.1.2 Issuance of Orders for Products and Services Other Than Production Articles

Spirit will notify Seller of its requirements for any Product other than Production Articles and for any Service under this SBP by issuing Orders. Such Orders will authorize performance, indicate Price, establish schedule for delivery or performance, provide identification of any such Product or Service and effect payment and accountability. Any such Order shall include a statement incorporating this SBP by reference and shall be governed by and be deemed to include the provisions of this SBP.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

 2.2  Entire Agreement

The Order sets forth the entire agreement, and supersedes any and all other prior agreements understandings and communications between Spirit and Seller related to the subject matter of an Order. The rights and remedies afforded to Spirit or Customers pursuant to any provisions of an Order are in addition to any other rights and remedies afforded by any other provisions of the Order, the General Terms Agreement (GTA) or the SBP, by law or otherwise.

2.3  Incorporated by Reference

General Terms Agreement (“GTA”) Spirit AeroSystems GTA-T5P2-GB001851 dated 14 October 2005 is incorporated in and made a part of this SBP by this reference.

In addition to any other documents incorporated elsewhere in this SBP or GTA by reference, the following documents are incorporated in and made a part of this SBP by reference with full force and effect, as if set out in full text. It is the Seller’s responsibility to comply with the latest revision of these documents.

Boeing Document D33200-1 “Boeing Suppliers’ Tooling Document”

Boeing Document D953W001, “General Operations Requirements Document For Suppliers - External/internal Suppliers/Program Partners”

Boeing Document D37520-1, -1A, -1B, Supplier’s Part Protection Guides

Boeing Document D6-81628, “Shipping Label, Barcoded Preparation and Placement”

Form 49-5461, Furnished Material

Flysheet 856 -- INSTRUCTIONS FOR SHIPPING, PACKAGING, & MARKING.

Form 49-5868, Buyer Furnished Property

Form 49-5869, Certified Tool List

2.3.1  Supporting Documentation and Priority

All Documents (as hereinafter defined) are by this reference incorporated herein and made a part of this SBP. For purposes of this SBP, "Document" means all specifications, Drawings, Datasets, documents, publications and other similar materials, whether in a tangible or intangible form, as the same shall be amended from time to time, which relate to the manufacture and sale of Products or the provision of Services to Spirit pursuant to this SBP, including, but not limited to, the documents listed below, and any other documents specifically referred to in this SBP or in such other documents. Reference in any Document to "Contractor" or “Seller” or "Supplier" shall mean Seller for the purposes of this SBP. In the event of any inconsistency between the terms and conditions of this SBP and the terms and conditions of any Document, the terms and conditions of the SBP shall control. In the event any provisions of any Document or Documents conflict among themselves, Spirit will, on its own initiative or at the request of Seller, resolve such conflict, revise such Document or Documents accordingly, and so notify Seller. In resolving any such conflicts, this SBP shall be read as a whole and in a manner most likely to accomplish its purposes.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

2.3.2  Revision of Documents

Subject to the terms of SBP Section 2.3, Spirit may at any time revise any Document prepared by Spirit and Spirit shall provide Seller with revisions to Documents prepared by Spirit; except that stated addresses and designees for each Party contained therein may be modified unilaterally by such Party, and any modification of the Administrative Agreement shall be reflected promptly therein by amendment thereto.

2.3.3  Compliance

Seller shall, subject to the terms of this SBP Section 2.3, promptly comply with the provisions of all Documents, including any revisions thereto.

2.3.4  List of Certain Documents

Item	No.	Title
A.	D1-4426	Boeing Approved Process Sources
B.	D6-82479	Boeing Quality Management System Requirements for Suppliers
C.	D-13709	The Boeing Commercial Airplanes and Supplier Coordination of Engineering Data
D.	D6-4806	Skin Quality Acceptance Standards for Clad Aluminum Raw Material
E.	D6-9002	Appearance Control of Clad Aluminum Exterior Skins
F.	D953W001	General Operations Requirements Document For Suppliers - External/internal Suppliers/Program Partners

G.	D33200-1	Boeing Suppliers' Tooling Document
H.	D6-17781	Material and Performance Evaluation of Designated Parts
I.	D6-1276	Control of Material and Machines
J.	D6T-10898-1	Weight Compliance Requirement/Contractor and Subcontractors
K.	D6-51991	Quality Assurance Standard Reflecting Digital Product Definition for Boeing Suppliers Using CAD/CAM
L.	D6T10731-1	Computer-Aided Manufacturing Guidelines and Interface for Program Contractors and Suppliers

M.	ATA 300	Specification for Packaging of Airline Supplies

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
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N.	D37520-1, -1A, -1B	Supplier’s Part Protection Guides
O.	D6-56199	Hardware and software compatibility requirements for suppliers use of BCAG CATIA native datasets as sole authority for design, manufacturing and inspection
P.	D6-81628	Shipping Label, Barcoded Preparation and Placement

2.4  Order of Precedence

In the event of a conflict or inconsistency between any of the terms of the following documents, the following order of precedence shall control:

A.	These Special Business Provisions (“SBP”) including attachments (excluding all documents listed below), then

B.	General Terms Agreement (“GTA”) (excluding all documents listed elsewhere on this listing), then

C.	Purchase Contract, if any, then

D.	Order (excluding all documents listed elsewhere on this listing), then

E.	Engineering Revision Document (ERD), if any, then

F.	The Subcontracted Parts - Revision, Authorization, and Transmittal (“SPRAT”), if any, then

G.	Engineering Drawing by Part Number and, if applicable, related Outside Production, Specification Plan (OPSP), Specification Plan Detail (SPCD) or Supplier Specification Plan (SSP) then

H.	All documents incorporated by reference in SBP Section 6.0, Product Support and Assurance, of this SBP, then

I.	Any other Spirit generated exhibits, attachments, forms, flysheets, codes or documents that the Parties agree shall be part of this SBP, then lastly

J.	Any Seller generated documents that the Parties agree shall be part of this SBP.

In resolving any such conflicts, these documents shall be read as a whole and in a manner most likely to accomplish their purposes.

Seller shall promptly report to Spirit in writing any inconsistencies in these documents, even if the inconsistency is resolvable using the above rules.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

2.5  Survival

Without limiting any other survival provision contained herein and notwithstanding any other provision of this SBP or the GTA to the contrary, the representations, covenants, agreements and obligations of the Parties set forth in GTA Section 12.3 “Seller’s Claim”, GTA Section 16.0 “Termination or Wrongful Cancellation”, GTA Section 18.0 “Responsibility for Property”, GTA Section 20.0 ‘ Proprietary Information and Items”, GTA Section 24.0 “Spirit’s Rights in Seller’s Patents, Copyrights, Trade Secrets and Tooling”, GTA Section 27.0 “Property Insurance”, GTA Section 29.0 “Non-Waiver/Partial Invalidity”, this SBP Section 2.5 “Survival”, SBP Section 5.0 “Applicable Law”, SBP Section 29.0 “Insurance For On-Site Support”(if applicable), and SBP Section 41.0 “Supplements and Modifications”(if applicable), shall survive any cancellation, termination or expiration of this SBP, any assignment of this SBP or any payment and performance of any or all of the other obligations of the Parties hereunder. Termination or cancellation of any part of this SBP shall not alter or affect any part of this SBP, which has not been terminated or cancelled.

3.0  PERIOD OF PERFORMANCE AND PRICES

3.1  Performance

3.1.1  Period of Performance

The period of performance for this SBP shall include initial manufacturing activities required to support delivery of Products beginning on 01 January, 2007 and ending on 31 December, 2011.

Period of performance set out above shall be defined as order placement with potential delivery beyond 31 December, 2011.

3.1.2  Option to Extend

Seller grants to Spirit an option to extend the period of performance of this SBP as set forth below. Spirit may exercise the option by written notice to the Seller on or before 01 March, 2011. This option may be exercised by Spirit any number of times so long as each option increases the period of performance of this SBP by no less than one (1) year. However, in no event may Spirit unilaterally extend the SBP beyond 31 December, 2013, by exercise of this option.

Notwithstanding the option set forth herein, Spirit reserves the right to commence new negotiations with Seller concerning pricing and other terms for additional quantities of Products.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

3.2  Pricing

3.2.1  Product Pricing

The prices of Products ordered under this SBP are set forth in SBP Attachment 1. Prices are in United States Dollars. *

*

3.2.2  Manufacturing Configuration

Unit pricing for each Product or part number shown in SBP Attachment 1 is based on the latest revisions of the engineering drawings or specifications at the time of the signing of this SBP and any amendments thereof (Ref. SBP Attachment 15).

3.2.3  Packaging

The prices shown in SBP Attachment 1 include all packaging costs. Seller shall package Product in accordance with the applicable requirements set forth in the documents referred to in SBP Section 2.3 for the location issuing the Order. In the case of Products to be shipped directly to Customers, A.T.A. Specification 300 "Specification for Packaging of Airline Supplies" shall apply unless otherwise directed by Spirit. Upon Spirit’s request, Seller will provide discreet packaging costs.

3.2.4  Local Transportation Devices

All shipping or handling fixtures necessary for the handling, transportation and loading of Products prior to delivery and which are additive to those shipping or handling fixtures specified by Spirit for transportation via air or surface carrier, off loading from the air or surface carrier or handling ("Local Transportation Devices") shall be provided by Seller at no cost or expense to Spirit. Seller shall plan, design, manufacture or procure, and test any Local Transportation Devices.

3.3  Subject Matter of Sale

Subject to the provisions of this SBP, Seller shall sell to Spirit and Spirit shall purchase from Seller certain nonrecurring Products as described in SBP Section 3.3.1, certain Production Articles and other recurring Products as described in SBP Section 3.3.2, and certain Spare Parts and other Miscellaneous Work as described in SBP Section 3.3.3.

____________________________
*The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2.  A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

3.3.1  Nonrecurring Work

3.3.1.1 Tooling - General

All Tooling produced in performance of this SBP must conform to the provisions of Boeing Document D953W001, "General Operations Requirements Document for Suppliers External/Internal Suppliers/Program Partners," and D33200-1, "Boeing Suppliers' Tooling Document”.

3.3.1.2 Static and Fatigue Test Articles

NOT APPLICABLE.

3.3.1.3 Contractor-Use Tooling (also known as Seller-Use Tooling)

Seller shall plan, design, manufacture or procure, and test all Contractor-Use Tooling. Contractor-Use Tooling shall be in the configuration, quantity and quality required to produce (i) Production Articles in accordance with SBP Attachment 1 and (ii) other Spirit requirements for Products (including, without limitation, Spare Parts and Rate Tooling). All lead, zinc and kirksite material used in the fabrication of Contractor-Use Tooling shall be furnished at no cost or expense to Spirit and no part of any Price hereunder shall be paid for Contractor-Use Tooling made of such material. If Spirit, or Spirit’s Customer, takes possession of any Contractor-Use Tooling made of such material, Spirit shall negotiate reimbursement with Seller for the cost of such material used in such Contractor-Use Tooling.

3.3.1.4 Common - Use Tooling

Seller shall design, manufacture or procure, and test all Common-Use Tooling including, without limitation, strongback handling fixtures, rotable shipping fixtures and handling fittings. The requirements for such items, if applicable, will be defined and identified by Spirit.

3.3.1.5 Use of Casting, Forging and Extrusion Tools

Spirit or its designees shall retain the primary right to use all applicable Tools for the production of castings, forgings and/or extrusions produced at Seller's direction for use under this SBP and such Tools shall be used only in the performance of this SBP or any other SBP that Spirit may designate in writing. Such Tools shall be retained for use in production of castings, forgings and/or extrusions for Spirit or as Spirit directs until Spirit gives written notice to Seller that a requirement for the use of such Tools no longer exists. Spirit agrees to grant to Seller the right to use any Tool for the production of castings, forgings or extrusions that will become part of any Product, in which Spirit has a right of use, ownership or other proprietary interest.

3.3.1.6 Initial Planning

NOT APPLICABLE

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

3.3.1.7 Weight Status Reporting

NOT APPLICABLE

3.3.1.8 Integrated Product Team

Seller shall, as required and in accordance with SBP Section 44.0, locate at Spirit facilities key personnel for Integrated Product Teams.

3.3.2  Recurring Work

3.3.2.1 Production Articles

Seller will provide the Production Articles specified in SBP Attachment 1 in accordance with the delivery schedules set forth in the applicable release orders. All Production Articles will be manufactured and delivered in accordance with the specifications and requirements set forth in this SBP.

3.3.2.2 Tool Maintenance

Seller shall provide control, accountability, care, storage, maintenance and replacements of all Contractor-Use Tooling and Common-Use Tooling, in accordance with Document D953W001, "General Operations Requirements Document for Suppliers," as required to support the manufacture and delivery of Products.

3.3.2.3 Disposable Shipping Fixtures

NOT APPLICABLE

3.3.2.4 Maintenance of Production Planning

Seller will revise and maintain the Tool and production planning as required to support the production of Production Articles and Spare Parts.

3.3.3  Spares and Miscellaneous Work

3.3.3.1 Spare Parts Ordering

In accordance with the requirements as identified in SBP Section 13.1, Seller will manufacture and sell such Spare Parts as Spirit may order from time to time. Seller shall accept any Order for Spare Parts during the term of the SBP.

3.3.3.2 Planning for Fabrication of Spare Parts

NOT APPLICABLE

3.3.3.3 Sale of Boeing Proprietary Spare Parts

Seller shall sell Boeing Proprietary Spare Parts to Spirit, or to third parties only with Spirit's prior written approval or at Spirit's direction. Seller shall respond to any inquiry from a third party concerning Boeing Proprietary Spare Parts in accordance with SBP Section 3.3.3.1.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

3.3.3.4 Miscellaneous Work

Seller shall provide to Spirit Miscellaneous Work, including, without limitation, test articles, Spirit-Use Tooling, test support, field support or other related program support items, as may be ordered by Spirit from time to time.

4.0  GOVERNING QUALITY ASSURANCE REQUIREMENTS

In addition to those general quality assurance requirements set forth in the GTA, the work performed under this SBP shall be in accordance with the requirements set forth in SBP Attachment 10.

5.0  APPLICABLE LAW

This contract shall be governed by the laws of the State of Kansas. No consideration shall be given to Kansas’ conflict of law rules. This contract excludes the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Seller hereby irrevocably consents to and submits itself exclusively to the jurisdiction of the applicable courts of Sedgwick County Kansas and the federal courts of Kansas State for the purpose of any suit, action or other judicial proceeding arising out of or connected with any Order or the performance or subject matter thereof. Seller hereby waives and agrees not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Seller is not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

6.0  PRODUCT SUPPORT AND ASSURANCE

6.1  Warranty

Seller acknowledges that Spirit and Customers must be able to rely on each Product performing as specified and that Seller will provide all required support. Accordingly, the following provisions, including documents, if any, set forth below are incorporated herein and made a part hereof:

"Boeing Designed, Sub-Contracted Products Manufacturers Warranty" Boeing Document M6-1124-3,

Spirit may choose initially not to extend the Seller's full warranty of Product to Customers. This action shall in no way relieve Seller of any obligation set forth in the warranty documents listed above. Spirit, at its sole discretion, may extend Seller's full warranty of Product to its Customers at any time. Furthermore, Seller agrees to support the Product as long as any aircraft using or supported by the Product remains in service.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

6.2 Integrated Materials Management (IMM) Program

If requested by Spirit, Seller shall participate in and support Spirit's Integrated Materials Management (IMM) Program pursuant to terms and conditions mutually determined by the parties that will achieve an efficient and low cost supply chain infrastructure pursuant to the goals and strategies of the IMM Program as set forth below:

A.	Provide a Spirit integrated solution for customers’ material management operations;

B.	Provide guaranteed service levels to customers’ maintenance operations;

C.	Reduce inventory and process costs with better service levels to customers;

D.	Enable supply chain and customers to reduce costs and share benefits.

IMM on-site functions may be located at customers’ facilities and may include, demand planning, inventory management, repair and overhaul services and replenishment management. IMM global functions may include, planning and collaboration, global operations, systems integration, network supplier management, global logistics management, quality assurance, human resources, parts/services engineering, finance and accounting, communications, product development.

7.0  PAYMENT

7.1  Recurring Price

*

Except as otherwise provided on applicable Order identifying Pay-From Receipt, payment due dates, including discount periods, shall be computed from (a) the date of receipt of the Product, (b) the date of receipt of a correct (proper) invoice or (c) the scheduled delivery date of such Product, whichever is last. Unless freight and other charges are itemized, any discount shall be taken on the full amount of the invoice. All payments are subject to adjustment for shortages, credits and rejections.

7.2  Nonrecurring Price/Special Charges

*

____________________________
*The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2.  A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

7.3  Payment Method

All payments hereunder shall be made by check payable to the order of Seller deposited in the U.S. postal system via first-class mail to an address designated in writing by Seller.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

7.4  Payment Errors

If an error in payment (over payment or under payment) is discovered by Spirit or Seller, a written notification will be submitted to the other Party and resolution of the error will occur in a timely manner after discovery of such error.

7.5  Spare Parts

The Price for any Spare Part shall be paid * .

7.6  Invoicing

7.6.1  Invoicing Requirements

Seller shall submit separate invoices for payment of Recurring and Nonrecurring Shipset Prices . Payment of any such invoice by Spirit shall be subject to the satisfaction of all of the following conditions:

A.
The Shipset of Production Articles for which payment is to be made shall have been delivered to Spirit. Any Shipset will be deemed to be delivered when all Production Articles constituting such Shipset shall have been delivered to Spirit.

B.
Spirit shall have received the Certified Tool List in form and substance satisfactory to Spirit, or otherwise in compliance with Documents D953W001 "General Operations Requirements Document for Suppliers," and D33200, "Boeing Suppliers' Tooling Manual," for the tools required to produce each Production Article in a Shipset, and, as changes to Production Articles shall occur, updated Certified Tool Lists listing additional Tools required to accomplish any such change, and

C.
The Spares Articles for which payment is to be made shall have been delivered to Spirit. Any Spare will be deemed to be delivered when all Articles constituting such Spare shall have been delivered to Spirit. The Miscellaneous Work (except for any Spare Part) for which payment is to be made shall be after delivery or provision, as the case may be, of the Product or Service constituting or containing such Miscellaneous Work to Spirit or Spirit’s designee

7.6.4  Mailing Instructions

All invoices shall be mailed to:

Spirit AeroSystems, Inc.

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

P.O. Box 582808

Tulsa, OK 74158-2808

Attention: Accounts Payable, D/904

7.6.5  Summary Invoices

Seller shall supply a summary invoice for those shipments that contain multiple-invoiced items; each item in turn having its own invoice. The summary invoice shall be attached along with the paperwork for the shipment and provide total value for the invoices that accompany it as well as specify what invoices are covered.

An acceptable alternative is the use of a single invoice for multiple items, part numbers and purchase order numbers.

All specific questions and concerns on customs invoicing may be addressed to the Spirit Traffic Organization.

8.0  SCHEDULE ACCELERATION/DECELERATION

Notwithstanding GTA Section 10.0, Spirit may revise the delivery schedule and/or firing order without additional cost or change to the unit price stated in the applicable Order if (a) the delivery date of the Product under such Order is on or before the last date of contract, if applicable, and (b) Spirit provides Seller with written notice of such changes.

Upon receipt of written notice of the change, Seller shall make its best effort to implement the change as soon as possible, but in no event shall the change be implemented later than three (3) months after notification of a schedule acceleration or deceleration.

Seller shall be entitled to payment for schedule changes made with less than three (3) months’ notice noted above; provided, however, that such payment shall not be made with respect to any Shipset delivered three (3) months or more after such notice is given. Any such payment shall be an amount equal to four-tenths of one percent (.4%) of the Recurring Shipset Price multiplied by the number of Shipsets accelerated or decelerated during such three (3) month period. The resulting payment amount shall be made in full net sixty (60) days after receipt of a correct and valid invoice. See Attachment 20 for an example of the above.

9.0  NOTICES

9.1  Addresses

For all matters requiring the approval or consent of either party such approval or consent shall be requested in writing and is not effective until given in writing. Notices and other communications shall be given in writing by personal delivery, United States mail, express delivery, facsimile, or electronic transmission addressed to the respective party as follows:

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

To Spirit:	Attention: Randall P. Garrett: Dept. 953, Bldg. 057 Spirit AeroSystems, Inc.

P.O. Box 582808 Tulsa, Oklahoma 74158-2808

To Seller:	Attention: Rick Darrow Leonard’s Metal, Inc.

3600 Mueller Road St. Charles, MO 63301

10.0  OBLIGATION TO PURCHASE AND SELL

Spirit and Seller agree that in consideration of the prices set forth under SBP Attachment 1, Spirit shall issue Orders for Products from time to time to Seller for all of Spirit’s requirements. Such Products shall be shipped at any scheduled rate of delivery, as determined by Spirit, and Seller shall sell to Spirit Spirit’s requirements of such Products, provided that, without limitation on Spirit’s right to determine its requirements, Spirit shall not be obligated to issue any Orders for any given Product if:

A.	Any of Spirit’s customers specifies an alternate product;

B.
Such Product is, in Spirit’s reasonable judgment, not technologically competitive at any time, for reasons including but not limited to the availability of significant changes in technology, design, materials, specifications, or manufacturing processes which result in a reduced price or weight or improved appearance, functionality, maintainability or reliability;

C.	Spirit gives reasonable notice to Seller of a change in any of Boeing's aircraft which will result in Spirit no longer requiring such Product for such aircraft;

D.	Seller has materially defaulted in any of its obligations under any Order, whether or not Spirit has issued a notice of default to Seller pursuant to GTA Section 13.0;

E.	Spirit reasonably determines that Seller cannot support Spirit’s requirements for Products in the amounts and within the delivery schedules Spirit requires; or

F.
Spirit gives at least six (6) months notice to Seller that the Product is used in the manufacturing of an airplane component, assembly or other product previously manufactured in-house by Spirit and which component, assembly or other product Spirit has resourced to a third party supplier; or,

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

For purposes of this SBP Section 10.0, Spirit is defined as those organizations, divisions, groups or entities set forth specifically in SBP Attachment 1.

Seller represents and warrants to Spirit that discounts offered fairly reflect manufacturing, selling, or delivery cost savings resulting from this quantity sale and that such discounts are reasonably available to all other purchasers.

11.0  COST AND PERFORMANCE VISIBILITY

When requested by Spirit, Seller shall provide all necessary cost support data, source documents for direct and indirect costs, and assistance at the Seller's facility in support of cost and performance reviews performed by the Parties pursuant to cost reduction initiatives as set forth in SBP Section 12.6.

The Cost and Performance Review (CPR) process is the tool, which the Parties may use to measure Seller’s performance to the goals and objectives of Spirit as set forth in SBP Section 12.6. Spirit and Seller may implement a structured process called CPR to review and identify areas, processes and strategies to improve, reduce or eliminate which will result in the desired effect of reducing costs and/or improving cycle times for the Product(s) set forth in this SBP. The CPR process will address those activities, which are a direct result of both parties involvement. Seller will provide the resources and data sufficient to support the CPR process in accordance with the structure set forth in SBP Attachment 9.

12.0  CHANGE PROVISIONS

12.1  Reserved

12.2  Computation of Equitable Adjustment

The Rates and Factors set forth in SBP Attachment 3, which by this reference is incorporated herein, shall be used to determine the equitable adjustment, if any, (including equitable adjustments, if any, in the prices of Products to be incorporated in Derivative Aircraft), to be paid by Spirit pursuant to GTA Section 10.0 and SBP Section 38.0 for each individual change.

Adjustments to prices shall be established in accordance with SBP 12.2 and recorded in SBP Attachment 16.

12.2.1  Changes Not Subject to Price Adjustment

No adjustment to the Prices hereunder shall be made with respect to the following changes:

A.	All Production Article delivery schedule changes, including firing order and rate changes, except as provided in SBP Section 8.0, if applicable.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
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B.	Any other change that is not subject to Price adjustment in accordance with clause 12.2.2 below.

12.2.2  Changes Subject to Price Adjustment

An adjustment to the Prices hereunder shall be made with respect to the following changes:

A.
Committed Changes (70000 Series PRRs), Flight Changes (FCs), Master Changes (MCs), Rapid Revisions (RRs) and Modification Revisions (MRs), provided that such changes shall satisfy the criteria set forth in Paragraph 12.2.4 below.

B.	The transfer, pursuant to SBP Section 38.0, to or from Seller of responsibility for any part of the production of any Product or product or for the provision of any Service or service.

C.	Any change resulting in the production of Derivatives.

D.	Categorized changes (94000 and 95000 Series Production Revisions Records)(PRRs) as defined in Documents D6T11122-2, and D962W101, "Supplier Change Management".

E.	Change Incorporation Requests (CIRs) as defined in Document D953W001, "General Operations Requirements Document for Suppliers".

F.	Spirit generated SLCPN, “Supplier Generated Line Change Point Notice”.

12.2.3  Proposals for Price Adjustment

12.2.3.1 Timeframe

Changes Prior to 100% Engineering Release - No later than thirty (30) calendar days after 100% Engineering Release, Seller shall submit to Spirit a listing of all changes which were received by Seller prior to 100% Engineering Release together with Seller’s proposal for appropriate price adjustment.

Changes Subsequent to 100% Engineering Release - Seller must assert any claim to Spirit procurement Representative in writing within thirty (30) days and a fully supported proposal to Spirit procurement Representative within forty-five (45) calendar days after receipt of such direction.

If Spirit does not receive any proposal within the forty-five (45) day time period, no such adjustment shall be made to Nonrecurring and Recurring Shipset Prices.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

12.2.3.2 Content

Seller shall provide a detailed description of each change, the technical impact on the Product’s form, fit, and/or function, and any significant impact on manufacturing processes. Seller shall include with each proposal a complete estimate of the Change’s impact on the Seller’s cost per Product, including, but not limited to, the impact on labor hours, labor rates, processing costs, sub-tier supplier costs and raw material costs. Spirit must be able to substantiate and verify Seller’s submittal.

12.2.3.3 Review of Price Adjustment Proposal

Spirit will review the Seller’s provided submittal and Spirit may request from Seller additional data to allow Spirit to thoroughly review each submittal. Seller will provide Spirit additional data within thirty (30) days of Spirit’s request for such additional data. Spirit will review any additional data submitted and inform Seller of any further requirements.

If Spirit and Seller mutually determine that a change meets the change pricing criteria set forth in SBP Section 12.2.4, Spirit and Seller will negotiate an equitable adjustment in the price to reflect the increase or decrease. Spirit shall adjust the then-current Nonrecurring and Recurring Shipset Prices in accordance with SBP Section 12.2.5.

12.2.3.4 Future Derivative(s) and Follow-on Work

For Derivative(s) and follow-on work outside the term of this SBP, Spirit reserves the right to contract with any supplier Spirit determines is appropriate for the supply of the Products addressed in this SBP. In determining the appropriate supplier for Derivative(s), market driven target prices, based on Spirit’s expected revenue generated from sales of Derivative(s), will be a key consideration in the selection process, and in the establishment of Nonrecurring and Recurring Shipset Prices for Derivative(s). If Spirit selects Seller as the supplier for these Products, change pricing will be subject to SBP Section 12.2.4.3.

12.2.4  Change Pricing Criteria

12.2.4.1 Changes Prior to 100% Engineering Release

For changes received by Seller prior to 100% Engineering Release, the then current Nonrecurring and/or Recurring Shipset Prices set forth in SBP Attachment 1 and/or 16 (whichever is applicable) shall be adjusted if:

12.2.4.1.1 Nonrecurring Shipset Price Adjustment Prior to 100% Engineering Release

For Nonrecurring Work, the price impact, up or down of each change on the Total Nonrecurring Work Package Price is *.

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

12.2.4.1.2 Recurring Shipset Price Adjustment Prior to 100% Engineering Release

For Recurring Work, the price impact, up or down, of each change on the Recurring Shipset Price is *.

12.2.4.2 Changes Subsequent to 100% Engineering Release

For Changes received by Seller after 100% Engineering Release, the then current Nonrecurring and/or Recurring Shipset Prices set forth in SBP Attachments 1 and/or 16 (whichever is applicable) shall be adjusted if:

12.2.4.2.1 Nonrecurring Shipset Price Adjustment Subsequent to 100% Engineering Release

For Nonrecurring Work, the price impact, up or down, of change on the Total Nonrecurring Work Package Price is *.

12.2.4.2.2 Recurring Price Adjustment Subsequent to 100% Engineering Release

For Recurring Work, the price impact, up or down, of each change on the then-current Recurring Shipset Price is *.

12.2.4.3 Changes for Derivatives

Any changes associated with the production of Products for a Derivative shall be subject to the change pricing criteria set forth in SBP Section 12.2.3.1 and 12.2.3.2.

12.2.5  Apportionment and Payment of Price Adjustments

12.2.5.1 Nonrecurring Work

12.2.5.1.1 Price Adjustment

The amount of the Total Nonrecurring Work Package Price adjustment shall be equal to the value of the change subject to SBP Section 12.0 and shall be documented in SBP Attachment 16.

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

12.2.5.1.2 Apportionment and Payment

Any adjustment to the Shipset Nonrecurring Price shall be paid * .

12.2.6.1 Recurring Work

12.2.6.1.1 Price Adjustment

The amount of the Recurring Shipset Price adjustment shall be equal to the value of the change subject to SBP Section 12.0 and shall be documented in SBP Attachment 16.

All changes to the Recurring Shipset Price shall be set forth in SBP Attachment 16.

12.2.6.1.2 Apportionment and Payment

The then-current Recurring Shipset Price shall be adjusted to reflect the change beginning with the first Shipset, which incorporates such change. See SBP Attachment 16 for an example.

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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12.3  Obsolescence

No adjustment to Prices pursuant to SBP Section 12.2 shall include any of Seller's costs for obsolescence. Notwithstanding the foregoing, Seller shall be entitled to payment for any obsolescence estimated to exceed * and allowable in accordance with GTA Section 12.3. Each change shall, for purposes of determining obsolescence costs, be considered separately. Changes, for purposes of determining obsolescence costs, may not be combined for the purpose of exceeding the limit described in this SBP Section 12.3

12.4  Change Absorption (Nonrecurring/Recurring)

12.4.1  Prior to 100% Engineering Release (Drawing Revision Level New)

Notwithstanding the provisions of GTA Section 10.0, *.

*

12.4.2  Subsequent to 100% Engineering Release

Notwithstanding the provisions of GTA Section 10.0, *.

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

*.

12.5  Planning Schedule

Any planning schedule, forecast, or any such quantity estimate provided by Spirit shall be used solely for production planning. Spirit may purchase Products in different quantities and specify different delivery dates as necessary to meet Spirit’s requirements. Any such estimate shall be subject to adjustment from time to time, and such adjustment shall not constitute a change under GTA Section 10.0 nor a termination under GTA Section 12.0.

12.6  Total Cost Management

Spirit and Seller shall engage in a process herein known as Total Cost Management (TCM). Spirit and Seller shall each identify cost reduction opportunities and work together for implementation. Spirit and Seller shall review TCM opportunities on a periodic basis, which shall include the establishment of targets and implementation plans. Where Spirit and Seller identify TCM cost improvements, beyond those previously anticipated, identified and documented in the price, the Parties will determine the amount of savings that will result from the improvements and share the savings. Notwithstanding any other provision(s) elsewhere in this SBP, where a savings is identified as part of TCM, the Parties agree to reduce the price accordingly including any related Spares work statement priced pursuant to this SBP. Seller suggestions disapproved by Spirit may be given consideration in achievement of TCM targets.

12.6.1    Spirit Generated Technical and Cost Improvement

At any time during the Seller's performance under this SBP, Spirit may offer specific recommendations to Seller for the incorporation of any new technologies and process improvements intended to reduce Seller's costs or improve Product performance. These recommendations may include, but are not limited to, Spirit proprietary information and Spirit owned patents. Notwithstanding any other provision(s) elsewhere in this SBP, where a savings is identified and documented, the Parties agree to reduce the price accordingly. Such recommendations by Spirit shall not relieve Seller of its obligation to perform under this SBP.

12.7  Reserved

12.8     Reserved

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12.9  Derivative Aircraft

Spirit may, but is not obligated to direct Seller within the scope of the applicable Order and in accordance with the provisions of GTA Section 10.0 to supply Spirit’s requirements for Products for Derivative aircraft which correspond to those Products being produced under the applicable Order. For purposes of this SBP Section, Derivative Aircraft means any model airplane designated by Spirit as a derivative of an existing model airplane and which: (1) has the same number of engines as the existing model airplane; (2) utilizes essentially the same aerodynamic and propulsion design, major assembly components, and systems as the existing model airplane; (3) achieves other payload/range combinations by changes in body length, engine thrust, or variations in certified gross weight; (4) has the same body cross-section as the subject model aircraft; and (5) is designated as a Derivative to the FAA by Manufacturer. A Derivative does not include any subject model aircraft, which has been or was currently in production as of the date of execution of the applicable SBP. Furthermore, Spirit reserves the right to extend application of the above Products and prices to other aircraft models as required.

13.0  SPARES AND OTHER PRICING

13.1  Spares

For purposes of this SBP Section, the following requirements and definitions shall apply:

A.
AIRCRAFT ON GROUND (AOG) - means the highest Spares priority. Seller will expend best efforts to provide the earliest possible shipment of any Spare designated AOG by Spirit. Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation. Seller shall specify the delivery date of any such AOG Spare within two (2) hours of receipt of an AOG Spare request.

B.
DEMAND DATE - means a date provided to Seller by Spirit when Spirit wants the Product(s) on-dock. Seller will provide a commitment to Spirit no later than three (3) days from notification of demand date.

C.
SELLER’S FULL LEADTIME SPARE - means a Spare in which the Demand Date is equal to or greater than Seller’s normal lead-time or the Demand Date is less than Seller’s normal lead-time but Seller’s best effort commitment is Seller’s normal lead-time.

D.
SELLER’S LESS THAN FULL LEADTIME SPARE - means a Spare in which the Demand Date is less than Seller’s normal lead-time and Seller’s best effort commitment to meet the Demand Date is less than Seller’s normal lead-time

E.	PURCHASED ON ASSEMBLY REQUIREMENT (POA) - means any detail component needed to replace a component on an End Item Assembly currently in

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Spirit's assembly line process.  Seller shall expend best efforts to provide the earliest possible delivery of any Spare designated as POA by Spirit.  Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation.  Seller shall specify the delivery date of any such POA within two (2) hours of a POA request.

F.	IN-PRODUCTION SPARE - means any Spare which is in the current engineering configuration for the Product and is used on a model aircraft currently being manufactured by Spirit at the time of the Order.

G.
NON-PRODUCTION SPARE - means any Spare which is used on model aircraft no longer being manufactured by Aircraft Manufacturer (Post Production) or is in a non-current engineering configuration for the Product (Out of Production).

H.
BOEING PROPRIETARY SPARE - means any Spare, which is manufactured (i) by Boeing, or (ii) to Boeing's detailed designs with Boeing's authorization or (iii) in whole or in part using Boeing's Proprietary Materials.

13.1.1  Spares Support

The Demand Date initiative is Spirit’s means of providing Seller greater visibility of Customer requirements and expectations for Spares. Seller agrees to work with Spirit during the term of this SBP to identify and address those elements in the manufacturing or support processes which are critical to supporting the Demand Date initiative. Where possible, the parties will work to improve those critical elements.

Seller shall provide Spirit with a written Spares support plan describing Seller's process for supporting AOG commitments and manufacturing support. The plan must provide Spirit with the name and number of a twenty-four (24) hour contact for coordination of AOG requirements. Such contact shall be equivalent to the coverage provided by Spirit to its Customers as outlined in SBP Attachment 4 "Spirit AOG Coverage".

Seller shall notify Spirit as soon as possible via fax, telecon, or as otherwise agreed to by the Parties of each AOG requirement shipment using the form identified in SBP Attachment 5 "Spirit AOG Shipping Notification". Such notification shall include time and date shipped, quantity shipped, Order, pack slip, method of transportation and air bill if applicable. Seller shall also notify Boeing immediately upon the discovery of any delays in shipment of any requirement and identify the earliest revised shipment possible.

13.1.2 Reserved

13.1.3  Spare Pricing

*.

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*.

During the term of this SBP, Spirit reserves the right to evaluate and determine if Seller's component part pricing (CPP) is market based. In the event Spirit, after consultation with Seller, determines Seller's CPP is not commensurate with market conditions, Spirit reserves the right to limit Spirit’s obligation to purchase the applicable part(s) from Seller under SBP Section 10.0. Spirit will, upon determination that Seller’s CPP is not market based, remove such Product from Attachment 1 and add it to Attachment 1A. For those items listed in Attachment 1A, Spirit reserves the right to purchase the items from Seller at the price set forth in Attachment 1A or from a third party as determined by Spirit.

13.1.4  Spares Special Handling

The price for all effort associated with the handling of Spare(s) is deemed to be included in the price for such Spare(s). If Spirit directs delivery of Spares to a place other than that designated in SBP Section 3.2.1, Spirit shall reimburse Seller for shipping charges, including insurance, paid by Seller to the designated place of delivery which exceed the original cost of shipping contemplated in this SBP. Such charges shall be shown separately on all invoices.

13.2  Expedite of Production Requirements

Any expedite charges to be paid for short flow production requirements shall be pre-approved by the Procurement Agent. Seller shall provide data to verify expedite charges. If Seller fails to meet their committed delivery, Spirit shall not be obligated to pay the agreed upon amount.

13.3  Tooling

13.3.1  Responsible Party

* . Seller shall not use tools, which contain, convey, embody, or were made in accordance with or by reference to any Proprietary Information and Materials of Spirit, to manufacture parts for anyone other than Spirit without the prior written authorization of Spirit.

*. In addition to the requirements set forth in SBP Section 7.2, the Seller shall comply with the applicable Terms and Conditions as set forth in SBP Section 2.3 for the Spirit location issuing the Order. *. Invoices shall be dated concurrent with, or subsequent to, shipment of the Products. No repair, replacement, maintenance or rework of such Tooling shall be

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performed without Spirit’s prior written consent. Spirit shall notify Seller of any action required for discrepant Tooling.

13.3.2  Spirit Furnished Tooling

In the event Spirit furnishes Tooling to Seller, Seller shall comply with the applicable Terms and Conditions as set forth in SBP Section 2.3 for the Spirit location furnishing the Tooling. No repair, replacement, maintenance or rework of such Tooling shall be performed without Spirit’s prior written consent. Spirit shall notify Seller of any action required for discrepant Tooling.

13.3.3 Additional Tooling Requirement

Upon expiration, termination or cancellation of this SBP or any Product included herein and for up to one year thereafter, Seller shall at no cost to Spirit, prepare and package for shipment any and all Tooling in the possession or under the effective control of Seller or any of its Subcontractors or suppliers associated with this SBP or the applicable Product within 30 days of receipt of written notice from Spirit. Included as part of this preparation would be the transfer of title, where applicable, of such Tooling free and clear of all liens, claims or other rights of Seller or any third party.

Seller hereby authorizes Spirit or its representatives to enter upon its, or any of Seller's Subcontractors or suppliers, premises at any time during regular business hours upon one (1) day's advance written notice, for the limited purpose of taking physical possession of any or all of the aforesaid items. At the request of Spirit, Seller shall promptly provide to Spirit a detailed list of such items, including the location thereof, and shall catalog, crate, package, mark and ship such items expeditiously and in an orderly manner and otherwise in the manner requested by Spirit, which request may specify incremental or priority shipping of certain items. Seller shall, if instructed by Spirit, store or dispose of any or all of the aforesaid items in any reasonable manner requested by Spirit.

13.3.3.1 Title to Tooling

Except as provided in GTA Section 12.2, and GTA Section 13.0, Seller shall retain, and shall cause each of its subcontractors to retain, legal title to all Contractor-Use Tooling, Common-Use Tooling and Spirit-Use Tooling manufactured or procured by Seller or any of its subcontractors, as the case may be, until Seller shall have received full payment of the Nonrecurring Shipset Price therefore as provided in SBP Attachment 1 and SBP Section 7.0. Notwithstanding the foregoing, Seller shall retain, and shall cause each of its subcontractors to retain, title to such Tooling following receipt of such payment until such time as Spirit shall request the transfer of such title to Spirit.

13.3.3.2 Use and Disposition of Tooling

Seller shall use any and all Tooling only for the purpose of performing its obligations under this SBP, and shall not sell, lease or otherwise dispose of any Tooling. Seller shall obtain

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and maintain in effect insurance in respect of all Contractor-Use Tooling and Common-Use Tooling (other than such Tooling, which is in the actual possession of Spirit,) in accordance with SBP Section 45.0. Seller shall not create or allow to exist in respect of any Tooling any lien, claim or right of any person or entity other than the rights of Spirit under this SBP.

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13.3.3.3 Accountability for Tooling

Seller shall control and account for all Tooling. in accordance with the provisions of Boeing Document D33200, "Boeing Suppliers' Tooling Manual," and Boeing Document D953W001, “General Operations Requirements Document for Suppliers External/Internal Suppliers/Program Partners." This requirement shall apply to Spirit-Use Tooling until delivery thereof to Spirit, and to Contractor-Use Tooling and Common-Use Tooling at all times prior to the removal thereof by Spirit or delivery to Spirit or Spirit’s designee pursuant to GTA Section 12.2. Seller shall identify all new, reworked and re-identified Tooling with an identification tag containing the Boeing Lifetime Serial Number of each Tool. Boeing Lifetime Serial Numbers shall be provided to Seller by Spirit.

13.3.3.4 Certified Tool Lists

Seller shall prepare a list or lists ("Certified Tool List") containing the Tool number, the Boeing Lifetime Serial Number for each Tool and such other information as Spirit shall request. Seller shall prepare a separate Certified Tool List for (i) Contractor-Use Tools, (ii) Common-Use Tools, (iii) Spirit-Use Tools, and (iv) Casting/Extrusion Tools. Seller shall promptly submit each initial Certified Tool List to Spirit. Seller shall subsequently submit from time to time as specified by Spirit new Certified Tool Lists to supplement the information contained in the initial Certified Tool Lists.

13.4  Pricing of Spirit’s Supporting Requirements

Any Products required to assist Spirit’s supporting requirements, including but not limited to requirements test requirements, factory support, flight test spares will be provided for not more than the applicable price as set forth in SBP Attachment 1.

13.5  Pricing of Requirements for Modification or Retrofit

13.5.1  Spirit Responsibility or Regulatory Requirement

Any Products required by Spirit to support a modification or retrofit program which results from a regulatory requirement or which Spirit may be liable for the cost associated with such program shall be provided to Spirit at a price not more than the applicable price as set forth in SBP Attachment 1.

13.5.2 Contract Aftermarket Modification or Retrofit Work Performed by Spirit

Any Products required by Spirit to support modification or retrofit programs, which Spirit performs under contract, shall be provided for not more than the applicable price as set forth in SBP Attachment 1.

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13.6  Pricing of Similar Products

New Products ordered by Spirit that are similar to or within Product families of Products currently being manufactured by Seller shall be priced using the same methodology or basis as that used to price the existing Product(s).

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14.0	STATUS REPORTS/REVIEWS

14.1  General Reports / Reviews

When requested by Spirit, Seller shall update and submit, as a minimum, monthly status reports or data requested by Spirit using a method mutually agreed upon by Spirit and Seller. Spirit has the right to impose more frequent reporting on Seller to achieve program objectives.

When requested by Spirit, Seller shall provide to Spirit a manufacturing milestone chart identifying the major purchasing, planning and manufacturing operations for the applicable Product(s).

Program reviews will be held at Seller’s facility or Spirit’s facilities as requested by Spirit. The topics of these reviews may include raw material and component part status, manufacturing status, production status, Seller’s current and future capacity assessments, Spirit supplied components, inventory, Spirit’s requirements, changes, forecasts and other issues pertinent to Seller’s performance under this SBP. Reviews will allow formal presentations and discussion of status reports as set forth above.

Formal management reviews shall be held periodically by Spirit and Seller to evaluate total cost performance (including overhead, man-hours (production and support)). During these reviews, Seller shall present and provide actual cost performance data with respect to this SBP.

14.2  Diversity Reporting

Seller shall report to Spirit on a quarterly basis, starting from the date of this SBP award, all payments to small businesses, small disadvantaged business/minority business enterprises, women-owned small business and historically black colleges and universities and minority institutions in dollars and as a percentage of the contract price paid to Seller to date, proving the information shown on the Second Tier Report located in SBP Attachment 11.

14.3	Program Manager

When requested by Spirit Seller will assign a full-time program manager whose exclusive responsibility will be to oversee and manage Seller's performance hereunder. The assignment of such program manager will be subject to Spirit’s prior approval of such Person's resume.

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14.4  Certified Tool List

If applicable, Seller shall provide a Certified Tool List for all accountable tools thirty (30) days after delivery of the first production unit to Spirit, in accordance with SBP Section 2.3. Subsequent to submittal of the initial Certified Tool List, Seller shall provide Certified Tool Lists for any new, reworked or re-identified tools, thirty (30) days after completion of the first affected production part. All tooling manufactured and acquired by Seller for use in performance of the Program shall be in accordance with all tooling requirements specified in SBP Section 2.3.

14.5  Problem Reports

Seller shall provide a detailed report, notifying Spirit of program problems/issues that could impact Seller’s ability to deliver Products on time and otherwise in conformance with the terms of the GTA and SBP. The report shall contain a detailed description of the problem, impact on the program or affected tasks, and corrective/remedial action, with a recovery schedule. Submittal of a report in no way relieves Seller of any obligations under the GTA and SBP nor does it constitute a waiver of any rights and remedies Spirit may have with respect to any default.

Problem reports shall be submitted to the Spirit Procurement Representative within twenty-four (24) hours of known problem to Seller. Where problems arise prior to a normal status reporting date, Seller shall report said events immediately or within 24 hours. Status reports shall include, but are not limited to, the following topics:

A.	Delivery schedule updates, schedule impact issues and corrective action;

B.	Technical/manufacturing progress since the previous report period, including significant accomplishments, breakthroughs, problems and solutions;

C.	Identification of changes to key manpower or staffing levels;

D.	Identification of the critical events/activities expected within the next month and a discussion of potential risk factors;

E.	Progress on open Action Items, including closure dates;

F.	Purchased components and raw material status;

G.	Identification of Quality issues and resolutions;

H.	Manufacturing and Quality inspection progress of First Article products;

I.	Status on tool design and fabrication, as applicable, until completion;

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J.	Inventory status of castings and forgings procured by Seller (if applicable).

14.6  Reserved

15.0 INTERNATIONAL COOPERATION

15.1  Market Access and Sales Support

Seller agrees to work with Spirit to develop a contracting strategy, which supports Spirit’s market access, and international business strategy. Spirit and Seller agree to work together to identify countries where Seller may subcontract in support of Spirit’s market access and international business strategy. With respect to work covered by this SBP, and if directed by Spirit, Seller agrees to procure from subcontractors or suppliers, in countries selected by Spirit, goods and services with a value to be determined by Spirit after coordination with Seller. Such direction may occur at any time during the performance of this SBP. Although not required to do so, Seller may satisfy such obligation through purchases not related to this SBP. If Seller is directed by Spirit to subcontract any part of its Product(s) and Seller anticipates an increase or decrease to the price for such Product(s) as a result of such direction, Seller shall immediately notify Spirit in writing. Spirit shall respond within thirty (30) days on whether Seller is to proceed.

15.2  Offset Assistance

Seller shall use its best reasonable efforts to cooperate with Spirit in the fulfillment of any non-United States offset program obligation that Spirit may have accepted as a condition of the sale of a Spirit product. In the event that Seller is either directed by Spirit, or on its own solicits bids and/or proposals for, or procures or offers to procure any goods or services relating to the work covered by this SBP from any source outside of the United States, Spirit shall be entitled, to the exclusion of all others, to all industrial benefits and other "offset" credits which may result from such solicitations, procurements or offers to procure. Seller shall take any actions that may be required on its part to assure that Spirit receives such credits. . Seller shall document on SBP Attachment 2 all offers to contract and executed contracts with such subcontractors or suppliers including the dollars contracted. Seller shall provide to Spirit an updated copy of SBP Attachment 2 for the six-month periods ending June 30 and December 31 of each year. The reports shall be submitted on the 1st of August and the 1st of February respectively. If Seller is directed by Spirit to subcontract any part of its Product(s) to a country in which Spirit has an offset obligation, an equitable price adjustment, increase or decrease, for Seller's costs and expenses will be considered by Spirit.

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15.3  Reserved

16.0  Spirit FURNISHED MATERIAL/SUPPLIER BANKED MATERIAL

Material, including but not limited to raw material, standards, detail components and assemblies, furnished to Seller by Spirit shall be administered in accordance with a Bonded Stores Agreement between Spirit and Seller.

Seller shall provide Spirit with required on-dock dates for all material. Seller's notice shall provide Spirit with sufficient time to competitively acquire the material if, in its sole and absolute discretion, it desires to do so.

17.0  PARTICIPATION

17.1  Other Spirit Entities

Seller agrees that any Spirit division or Spirit subsidiary ("Spirit Entity") not specifically included in this SBP may, by issuing a purchase order, work order, or other release document, place orders under this SBP during the term hereof or any written extension thereof, under the terms, conditions and pricing specified by this SBP. Seller agrees that the prices set forth herein may be disclosed by Spirit on a confidential basis to Spirit entities wishing to invoke this SBP Section 17.1. Seller shall notify the Spirit Procurement Representative named in SBP Section 9.0 of Spirit Entities not specifically referenced herein who frequently use this SBP.

17.2  Spirit Subcontractors/Suppliers

Seller agrees that any subcontractor or supplier (hereinafter referred to as “Spirit Subcontractor”) performing work for a Spirit Entity, including but not limited to inventory management, may issue an order or contract with Seller independent of this SBP. Seller agrees to sell Products or support a schedule and or a quantity change to such Spirit Subcontractor for its use in its contracts with Spirit at the prices set forth herein or at a price that reflects the pricing methodology used under this SBP. Spirit assumes no obligation, including payment obligation, with respect to such independent contract. Seller agrees that the prices set forth herein may be disclosed by Spirit on a confidential basis to any Spirit Subcontractor wishing to invoke this SBP Section 17.2. Seller may request written verification from the Spirit Subcontractor that the Products ordered pursuant to the authority of this SBP support Spirit requirements. Seller shall periodically inform the Spirit Procurement Representative of each such request invoking this participation right.

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17.3  Notification of Contract

In the event a purchaser known by Seller to be a Spirit Entity or Spirit Subcontractor places an order for supplies or services covered by this SBP but fails to reference this SBP or otherwise seek the prices established by this SBP, Seller shall notify such purchaser of the existence of this SBP and the prices established hereunder and shall offer such prices to such purchaser.

17.4  Notification of Price Reductions

If Seller is awarded an additional order or contract by another Spirit Entity that results in any price less than that established under this SBP, Seller agrees to notify the Spirit Procurement Representative immediately of said price reductions and shall extend all such price reductions to this SBP.

18.0  INVENTORY AT CONTRACT COMPLETION

Subsequent to Seller's last delivery of Product(s), Products which contain, convey, embody or were manufactured in accordance with or by reference to Spirit’s Proprietary Materials including but not limited to finished goods, work-in-process and detail components (hereafter "Inventory") which are in excess of Order quantity shall be made available to Spirit for purchase. In the event Spirit, in its sole discretion, elects not to purchase the Inventory, Seller may scrap the Inventory. Prior to scrapping the Inventory, Seller shall mutilate or render it unusable. Seller shall maintain, pursuant to their quality assurance system, records certifying destruction of the applicable Inventory. Said certification shall state the method and date of mutilation and destruction of the subject Inventory. Spirit or applicable regulatory agencies shall have the right to review and inspect these records at any time it deems necessary. In the event Seller elects to maintain the Inventory, Seller shall maintain accountability for the inventory and Seller shall not sell or provide the Inventory to any third party without prior specific written authorization from Spirit. Failure to comply with these requirements shall be a material breach and grounds for default pursuant to GTA Section 13.0. Nothing in this SBP Section 18.0 prohibits Seller from making legal sales directly to the United States of America Government.

19.0  OWNERSHIP OF INTELLECTUAL PROPERTY

19.1  Technical Work Product

All technical work product, including, but not limited to, ideas, information, data, documents, drawings, software, software documentation, software tools, designs, specifications, and processes produced by or for Seller, either alone or with others, in the course of or as a result of any work performed by or for Seller which is covered by this SBP will be the exclusive property of Spirit and be delivered to Spirit promptly upon request.

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19.2  Inventions and Patents

All inventions conceived, developed, or first reduced to practice by or for Seller, either alone or with others, in the course of or as a result of any work performed by or for Seller, which is covered by this SBP, and any patents based upon such inventions (both domestic and foreign), will be the exclusive property of Spirit. Seller will (i) promptly disclose all such inventions to Spirit in written detail and (ii) execute all papers, cooperate with Spirit, and perform all acts necessary or appropriate in connection with the filing, prosecution, maintenance, or assignment of related patents or patent applications on behalf of Spirit.

19.4  Pre-Existing Inventions and Works of Authorship

Seller grants to Spirit, and to Spirit’s subcontractors, suppliers, and customers in connection with Products or work being performed for Spirit, an irrevocably, nonexclusive, paid-up, worldwide license under any patents, copyrights, industrial designs and mask works (whether domestic or foreign) owned or controlled by Seller at any time and existing prior to or during the term of this SBP, but only to the extent that such patents or copyrights would otherwise interfere with Spirit or Spirit’s subcontractors', suppliers', or customers' use or enjoyment of Products or the work product, inventions, or works of authorship belonging to Spirit under this SBP.

19.5  Inapplicability

In the event of any inconsistency between this SBP Section 19.0 and any United States Government contract clause incorporated by reference into this SBP or any Order issued under this SBP, the incorporated clause shall govern to the extent that the end user of the Products is the United States Government.

20.0  RESERVED

21.0  GUARANTEED WEIGHT REQUIREMENTS

NOT APPLICABLE

22.0  SELLER DATA REQUIREMENTS

NOT APPLICABLE

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23.0  RESERVED

24.0  RESERVED

25.0  RESERVED

26.0  INFRINGEMENT

Seller will indemnify, defend, and hold harmless Spirit and its Customers from all claims, suits, actions, awards (including, but not limited to, awards based on intentional infringement of patents known at the time of such infringement, exceeding actual damages, and/or including attorneys' fees and/or costs), liabilities, damages, costs and attorneys' fees related to the actual or alleged infringement of any United States or foreign intellectual property right (including, but not limited to, any right in a patent, copyright, industrial design or semiconductor mask work, or based on misappropriation or wrongful use of information or documents) and arising out of the manufacture, sale or use of Products by either Spirit or its Customers. Spirit and/or its Customers will duly notify Seller of any such claim, suit or action; and Seller will, at its own expense, fully defend such claim, suit or action on behalf of Spirit and/or its Customers. Seller shall have no obligation under this SBP Section 26.0 with regard to any infringement arising from: (i) Seller's compliance with formal specifications issued by Spirit where infringement could not be avoided in complying with such specifications or (ii) use or sale of Products for other than their intended application. For purposes of this SBP Section 26.0 only, the term Customer shall not include the United States Government; and the term Spirit shall include Spirit AeroSystems, Inc. and all Spirit entities and all officers, agents, and employees of Spirit or any Spirit entity.

27.0  RAW MATERIAL PROGRAM

27.1  Boeing Raw Material Strategy

During the term of this SBP, Seller shall procure from Boeing (or its designated service provider who will act on behalf of Boeing) all raw material of the commodity type specified on the SBP Attachment entitled "Commodity Listing and Terms of Sale" (SBP Attachment 8) necessary to support any Order issued pursuant to this SBP. From time to time, Spirit may amend the SBP Attachment entitled "Commodity Listing and Terms of Sale" by adding or deleting commodity types. Any such amendment, or revisions to the raw material pricing, shall be subject to adjustment under GTA Section 10.1 (Changes), provided that Seller shall take no action to terminate its existing supply agreements when such termination would result in an assertion for an adjustment until the Seller has received approval from Spirit. The provision of any raw material by Boeing to Seller shall be according to Boeing's standard terms of sale, the text of which is included in the SBP Attachment entitled "Commodity Listing and Terms of Sale". Spirit shall advise Seller of any designated service provider to be used at the time the Order is issued. Upon request by Spirit, Seller must provide to Spirit documentation (e.g., packing slips, invoices) showing Seller's full compliance with the obligations under this SBP Section. If requested by Spirit or its

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designated service provider, Seller will provide an annual forecast of demand for the applicable commodity.

27.2  Reserved

28.0  DIGITIZATION OF PROPRIETARY INFORMATION AND MATERIALS

Seller grants, to Spirit a license under Seller’s copyrights for the purpose of converting Seller’s Proprietary Informations and Materials to a digital format (“Digital Materials”) and make such Digital Materials available to its employees for company internal use through a computer data base system. Except as otherwise specifically agreed to in writing by the parties, said license set forth hereunder shall survive termination or cancellation of this SBP relative to Digital Materials included in Spirit’s computer data base system prior to receipt of such notice of termination or cancellation.

29.0	ON-SITE SUPPORT

NOT APPLICABLE

29.1  Indemnification Negligence of Seller or subcontractor

Seller shall indemnify and hold harmless Spirit AeroSystems, Inc., its subsidiaries, and their directors, officers, employees, and agents from and against all actions, causes of action, liabilities, claims, suits, judgments, liens, awards, and damages, of any kind and nature whatsoever for property damage, personal injury, or death (including without limitation injury to or death of employees of Seller or any subcontractor thereof) and expenses, costs of litigation and counsel fees related thereto or incident to establishing the right to indemnification, arising out of or in any way related to the Contract, the performance thereof by Seller or any subcontractor thereof or other third parties, including without limitation the provision of services, personnel, facilities, equipment, support, supervision, or review. The foregoing indemnity shall apply only to the extent of the negligence of Seller, any subcontractor thereof, or their respective employees. In no event shall Seller’s obligations hereunder be limited to the extent of any insurance available to or provided by the Seller or any subcontractor thereof. Seller expressly waives any immunity under industrial insurance, whether arising out of statute or source, to the extent of the indemnity set forth in this paragraph.

29.2  Commercial General Liability

If Seller or any subcontractor thereof will be performing work on Spirit premises, Seller shall carry and maintain, and ensure that all subcontractors or suppliers thereof carry and maintain, throughout the period when work is performed and until final acceptance by Spirit, Commercial General Liability insurance with available limits of not less than One Million Dollars ($l,000,000) per occurrence for bodily injury and property damage combined.

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29.3  Automobile Liability

If licensed vehicles will be used in connection with the performance of the work, Seller shall carry and maintain, and ensure that any subcontractor thereof who uses a licensed vehicle in connection with the performance of the work carries and maintains, throughout the period when work is performed and until final acceptance by Spirit, Business Automobile Liability insurance covering all vehicles, whether owned, hired, rented, borrowed, or otherwise, with available limits of not less than One Million Dollars ($1,000,000) per occurrence combined single limit for bodily injury and property damage.

29.4  Workers’ Compensation

Throughout the period when work is performed and until final acceptance by Spirit, Seller shall, and ensure that any subcontractor thereof shall, cover or maintain insurance in accordance with the applicable laws relating to Workers’ Compensation with respect to all of their respective employees working on or about Spirit premises. If Spirit is required by any applicable law to pay any Workers’ Compensation premiums with respect to an employee of Seller or any subcontractor, Seller shall reimburse Spirit for such payment.

29.5  Certificates of Insurance

Prior to commencement of the work Seller shall provide for Spirit review and approval Certificates of Insurance reflecting full compliance with the requirements set forth in SBP Section 29.2 “Commercial General Liability”, SBP Section 29.3 “Automobile Liability” and, SBP Section 29.3 “Workers’ Compensation”. Such certificates shall be kept current and in compliance throughout the period when work is being performed and until final acceptance by Spirit, and shall provide for thirty (30) days advance written notice to Spirit in the event of cancellation. Failure of Seller or any subcontractor thereof to furnish Certificates of Insurance, or to procure and maintain the insurance required herein or failure of Spirit to request such certificates, endorsements or other proof of coverage shall not constitute a waiver of the respective Seller’s or subcontractor’s obligations hereunder.

29.6  Self-Assumption

Any self-insured retention, deductibles, and exclusions in coverage in the policies required under this Section 29.0 shall be assumed by, for the account of, and at the sole risk of Seller or the subcontractor, which provides the insurance, and to the extent applicable shall be paid by such Seller or subcontractor. In no event shall the liability of Seller or any subcontractor thereof be limited to the extent of any of the minimum limits of insurance required herein.

29.7  Protection of Property

Seller assumes, and shall ensure that all subcontractors or suppliers thereof and their respective employees assume, the risk of loss or destruction of or damage to any property

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of such parties whether owned, hired, rented, borrowed, or otherwise. Seller waives, and shall ensure that any subcontractor thereof and their respective employees waive, all rights of recovery against Spirit, its subsidiaries, and their respective directors, officers, employees, and agents for any such loss or destruction of or damage to any property of Seller, any subcontractor, or their respective employees.

At all times Seller shall, and ensure that any subcontractor thereof shall, use suitable precautions to prevent damage to Spirit property. If any such property is damaged by the fault or negligence of Seller or any subcontractor thereof, Seller shall, at no cost to Spirit, promptly and equitably reimburse Spirit for such damage, or repair or otherwise make good such property to Spirit’s satisfaction. If Seller fails to do so, Spirit may do so and recover from Seller the cost thereof.

29.8  Compliance with Spirit Site Requirements

In the event the Seller or Seller’s Subcontractor(s) performs any aspect of an applicable GTA, SBP or Order on property owned, operated, leased, or controlled by Spirit (hereinafter “On-Site Work”), Seller agrees to comply with the supplemental terms and conditions set forth in Attachment 13 “On-Site Terms and Conditions Supplement”.

30.0 Spirit TECHNICAL / MANUFACTURING ASSISTANCE REGARDING SELLER’S NONPERFORMANCE

Seller shall reimburse Spirit for all Spirit resources expended in providing Seller and/or Seller’s subcontractors or supplier’s technical or manufacturing assistance in resolving Seller nonperformance issues at the established Spirit internal wage rate, which shall include fringe benefits, multiplied by the estimated hours recorded by Spirit, plus the estimated Material costs associated with providing such assistance. In addition, Seller shall, at Spirit’s request, pay for normal and customary expenses relating to salaries, living expenses, travel and any other reasonable expenses related to the provision of technical services. Such reimbursement may be offset against any pending Seller invoice, regardless of Spirit model or program. Spirit’s rights under this clause are in addition to those available to Spirit for Seller’s nonperformance issues, including those where a demand for an Adequate Assurance of Performance may be made under GTA Section 17.0.

31.0  U. S. CUSTOMS INVOICE REQUIREMENTS

 NOT APPLICABLE

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32.0  STRATEGIC ALIGNMENT

Spirit may assign this SBP or any Order, in whole or in part, to a third party who is under an obligation to supply Spirit with components, kits, assemblies or systems that require the Seller's Product. At the time of such assignment, Seller releases Spirit from any and all claims, demands and rights, which Seller has or may thereafter have against Spirit in connection with such assigned SBP or Order. Spirit will require that its assignee expressly assume all obligations and perform all duties owed to Seller under the assigned SBP or Order. Promptly after the assignment, Spirit will notify Seller of the assignment and its effective date.

33.0  CUSTOMS-TRADE PARTNERSHIP AGAINST TERRORISM (C-TPAT)

C-TPAT is an initiative between business and government to protect global commerce from terrorism and increase the efficiencies of global transportation. The program calls for importers, carriers and brokers to establish policies to enhance their own security practices and those of their business partners involved in their supply chain. Such practices may include but are not limited to the following:

Procedural Security -Procedures in place to protect against unmanifested material being introduced into the supply chain-

Physical Security -Buildings constructed to resist intrusion, perimeter fences, locking devices, and adequate lighting;

Access Controls -Positive identification of all employees, visitors and suppliers;

Personnel Security -Employment screening, background checks and application verifications

Education and Training Awareness -Security awareness training, incentives for participation in security controls

Seller agrees to work with Spirit and appropriate industry and governmental agencies, as necessary, to develop and implement policies and procedures consistent with the C-TPAT initiative to ensure the safe and secure transport of Products under this SBP.

34.0  ENVIRONMENTAL MANAGEMENT SYSTEMS AND HEALTH AND SAFETY MANAGEMENT SYSTEMS

Seller shall implement an environmental management system (“EMS”) and health and safety management system (“HSMS”) with respect to its performance under this SBP; and insert, in any of its subcontractor and supplier contracts for performance of Seller’s

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obligations under this SBP, provisions substantially similar to this SBP Section 34.0 and GTA Section 21.1 (Compliance with Laws).

35.0  DELIVERY - TITLE AND RISK OF LOSS

35.1  Delivery Point and Schedule

Notwithstanding the provisions of GTA Section 4.1, deliveries of Recurring Products shall be strictly in accordance with the quantities, the schedule and other requirements specified in SBP Attachment 1. All Products shall be delivered for United States domestic deliveries F.O.B. Buyer’s dock; for non-United States origin, DDU (as such term is defined by the International Chamber of Commerce in Incoterms 2000), or as otherwise specified by Spirit.

35.2  Reserved

35.3	Reserved

35.4  Notification of Shipment

Seller shall notify the Spirit personnel identified by the Procurement Agent, by telephone, facsimile or e-mail when any shipment is made. Such notification will include (i) a list of the items and quantities of items shipped, (ii) the Shipset number with respect to any item shipped, (iii) the number and weight of containers shipped, (iv) the shipper or packing sheet number with respect to such shipment, and (v) the date of such shipment. Seller shall e-mail, express or facsimile copies of shipping manifests for Common-Use Tools to Spirit. Such manifests shall identify Common-Use Tool codes and part numbers, unit numbers of Common-Use Tools and the airplane effectivity of the Production Article contained in such Common-Use Tools.

35.4.1  Title and Risk of Loss

Title to and risk of any loss of, or damage to, all Products (except for Common-Use Tooling) shall pass from Seller to Spirit upon delivery as set forth in this SBP Section 35.0 (delivery point), except for loss or damage resulting from Seller's fault or negligence or failure to comply with the terms of this SBP. Passing of title on delivery shall not constitute final acceptance of such Products by Spirit.

35.5  Notice of Delay - Premium Effort

Seller shall notify Spirit by e-mail, telephone or facsimile immediately of any circumstances, including, but not limited to, labor disputes, that may cause a delay in delivery by Seller or any of its subcontractors. Such notification shall state the estimated period of such delay and the actions being taken by Seller to prevent or recover from such delay. Seller also shall require each of its subcontractors under this Contract to provide such notification to

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Seller concerning any such delay in the delivery of any subcontracted goods or services to Seller. At Spirit’s direction, Seller shall use additional effort, including premium effort, and shall ship via air or other expedited routing in order to avoid or minimize delay to the maximum extent possible. All additional costs resulting from such premium effort and/or premium transportation shall be paid by Seller. Additional costs include, but are not limited to all costs and expenses incurred by Spirit as a result of production line disruption attributable to Seller’s delayed delivery. Spirit’s rights under this SBP Section 33.5 are not exclusive, and any other rights provided in this Contract or by law are reserved. Disruption costs and expenses shall be an amount equal to the portion of resultant planned installation time allocated for out-of-sequence work multiplied by Spirit’s then-current rate for labor. These provisions shall also apply to incomplete work shipped to Spirit for completion (traveled work).

36.0  PACKAGING AND SHIPPING

Notwithstanding the provisions of GTA Section 7.0, the following SBP Sections shall address all packaging and shipping matters. see GTA 7.0 for all this §36.

36.1  Product Packaging

Except as expressly provided otherwise herein, all Products shall be prepared (cleaned, preserved, etc.) and packed for shipment in a manner acceptable to Spirit pursuant to Document D37520-1, -1A, & -1B, "Supplier’s Part Protection Guide," to (i) comply with carrier regulations and (ii) prevent damage or deterioration during handling, shipment and outdoor storage at destination for up to ninety (90) days. Packaging design shall be suitable for, and consistent with, the requirements and limitations of the transportation mode specified by Spirit. Spirit specifically reserves the right, at Spirit’s discretion; to direct air shipment from the delivery point specified in SBP Section 3.2.1 and Seller shall maintain a capability (where reasonably practicable) for meeting this requirement. Seller shall submit two (2) copies of its proposed preparation procedure and packaging design to Spirit for approval prior to the first Product delivery, and shall prepare and package each Product in accordance with the procedure and design approved by Spirit. Notwithstanding any Spirit approval of Seller's packaging design, Seller shall be solely liable for the manufacture of such packaging. Any package (or unitized group of packages) weighing in excess of forty-five (45) kilograms or otherwise not suited to manual handling shall be provided with skids to permit use of mechanical handling equipment.

36.2  Consolidated Shipments and Markings

All shipments of Products (excluding Purchase on Assembly ("POA"), Aircraft on Ground ("AOG") and Customer Spare Parts), which are forwarded on one day via one routing, shall be consolidated in accordance with Spirit’s instructions. POA, AOG and Customer Spare Parts shall be packaged separately. Each container shall be consecutively numbered and marked with the relevant Order number and the part number of each enclosed Product. Container and Order numbers shall be indicated on the appropriate bill of lading. Each unit

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container (individual part box or other innermost package), each intermediate container and each shipping container (shipping box, crate or other outermost package) in each shipment shall be marked in English in accordance with Spirit’s written instructions.

36.3  Freight Charges

Seller shall deliver all Products F.O.B. Buyers dock or DDU Buyer’s dock. Any additional declared values required for freight shipments shall be as provided by Spirit.

36.4  Packing Sheet and Test Reports

The No. 1 shipping container in each shipment shall contain one (1) copy in English of (i) a packing sheet listing the contents of the entire shipment in accordance with Spirit’s written instructions and (ii) any test reports required by the specifications applicable to the Products being shipped.

 36.5  Additional Copies

Additional copies of packing sheets, test reports and [customs invoices] shall be furnished to Spirit in accordance with Spirit’s written instructions.

36.6  Price Inclusive

Unless otherwise specified in this SBP, the Prices for Products stated in this SBP include the cost with respect to such Products of preparation, packaging, crating, shipping fixtures and containers, container marking, furnishing of packing sheets and test reports and loading on the carrier's equipment, in accordance with this SBP Section 36.0.

37.0  ADDITIONAL QUALITY ASSURANCE REQUIREMENTS

37.1  Federal Aviation Administration Inspection

Upon receipt of notice from the FAA or appropriate equivalent non-U.S. agency or Spirit that a conformity inspection shall be required with respect to any first Production Article or any other Production Article following a change in the configuration thereof, Seller shall coordinate with regional FAA or appropriate equivalent non-U.S. agency personnel to develop and implement a plan to bring such Production Article into compliance with FAA requirements prior to the delivery thereof in accordance with SBP Attachment 10.

37.2  Repair Authorization

37.2.1  Spirit-Performed Work

In the event that any Product is rejected by Spirit pursuant to GTA Section 8.3, Seller hereby grants to Spirit the right, without prior authorization from Seller, to repair or rework such Product, or to have such Product repaired or reworked by a third party. Such repair or

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rework by Spirit or such third party shall be deemed not to be inconsistent with Seller's ownership of such Product. see §8.3

All costs and expenses of Spirit relating to such repair or rework shall be paid by Seller. Such costs and expenses shall be an amount equal to Spirit’s estimated rework hours multiplied by Spirit’s then-current rate for labor and materials or the amount charged Spirit by any third party for performing such repair or rework. Disruption costs and expenses shall be an amount equal to the portion of resultant planned installation time allocated for out-of-sequence work multiplied by Spirit’s then-current rate for labor. These provisions shall also apply to incomplete work shipped to Spirit for completion (traveled work).

37.2.2  Reimbursement for Repairs

Spirit will advise Seller quarterly, commencing no earlier than 90 days after first delivery, of costs and expenses incurred in the previous quarter for repair of Products pursuant to this SBP Section 37.0. Seller shall notify Spirit within thirty (30) days after receipt of such advice of any significant errors detected by Seller in Spirit’s estimate of costs and expenses. Spirit and Seller shall promptly resolve such errors. Seller’s failure to so notify Spirit shall be deemed to be an acceptance of Spirit’s estimate of costs and expenses. Spirit shall be entitled to either (a) set off the amount of such costs and expenses against any amounts payable to Seller hereunder or (b) invoice Seller for the amount of such costs and expenses, and Seller shall pay the invoiced amount promptly upon receipt of such invoice.

38.0  CHANGES

Notwithstanding the provisions of GTA Section 10.1, at any time, Spirit may, by written direction to Seller, make changes within the general scope of this SBP in: (i) Drawings, designs, specifications, Datasets or any other Document; (ii) Tooling (including, without limitation, the quantities thereof), Services or Spare Parts to be provided by Seller under this SBP; (iii) the method of shipping or packing; (iv) the place of delivery for all Products; (v) Program schedules, delivery rates and schedules for performance of Services; (vi) Program Airplane and Derivative models and Customer variables; (vii) Spirit-Furnished Property, and (viii) the allocation of responsibility as between Seller and Spirit for production of any component of any Product or the provision of any Service. Seller shall immediately comply with such written direction upon receipt, irrespective of any failure by the Parties to agree that such change shall be subject to Price adjustment in accordance with SBP Section 12.0 “Change Provisions” and SBP Section 13.0 “Spares and Other Pricing”.

If Seller reasonably expects that any Document or any revision to any Document shall significantly affect Seller's performance of any work hereunder, Seller shall, without affecting its obligation to comply in accordance with SBP Section 2.3 with any such Document as revised, so notify Spirit within ten (10) days of Seller's receipt of such Document or revision.

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39.0  EXAMINATION OF RECORDS

39.1  Reports

Periodically, upon Spirit’s written request, and at no additional cost to Spirit, Seller shall prepare and submit to Spirit reports on the information contained in the records maintained by Seller and subject to Spirit audit pursuant to GTA Section 9.0. Such reports will set forth in detail costs and expenses by account category, month, work order and quantity. Seller will provide any explanations of any such report as reasonably requested by Spirit.

40.0  EVENTS OF DEFAULT AND REMEDIES

40.1  Additional Event of Default

In addition to those events of Default specified in GTA Section 13.1, the occurrence of the following event shall also constitute an Event of Default for purposes of GTA Section 13.1:

A.
Any Designated Event (as hereinafter defined) with respect to Seller. A Designated Event shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of 14(d)(2) of the Securities Exchange Act of 1934) becomes the "Beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than fifty percent (50%) of the then outstanding stock entitled to vote for the election of directors of Seller ("Voting Stock"). see GTA §28.3

40.2  Interest on Overdue Amounts

If Seller shall fail to pay when and as due any amount payable hereunder, such amount shall bear interest, payable on demand, at the per annum rate announced by Citibank, New York, New York, as its prime rate on the last working day of the month in which such amount becomes due.

41.0  CUSTOMER CONTACT

Spirit is responsible for all contact with Customers regarding the Program, Program Airplanes and Derivatives and any other Spirit programs. Seller shall not make any contact with actual or potential Customers on the subject of the Program, Program Airplanes or Derivatives without Spirit’s prior written consent; and Seller shall respond to any inquiry from actual or potential Customers regarding the Program, Program Airplanes or Derivatives by requesting that the inquiry be directed to Spirit. Seller shall, concurrently with such response, advise Spirit of such inquiry.

42.0  SUBCONTRACTING

Notwithstanding the provisions of GTA Section 28.1, Spirit may at any time during the performance of this SBP, review and approve Seller's make-or-buy plan and source

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selection for Products, items and Tooling considered critical by Spirit because of process requirements or manufacturing complexity; provided that any subcontract by Seller for the procurement of goods or services in excess of $100,000 U.S. Dollars from any source outside of The United States shall be subject to Spirit’s prior written approval. Spirit’s approval shall not be unreasonably withheld. Seller shall in a timely manner submit to Spirit its proposed make-or-buy plan and proposed source selection before awarding any subcontract or purchase order with respect to any Products, items or Tooling. Spirit shall have the right to determine whether the proposed subcontractors are qualified to manufacture Products and Tooling in accordance with Spirit processes; provided, however, that Seller may accompany Spirit when Spirit is investigating the qualifications of proposed subcontractors. Approval or disapproval by Spirit of Seller's make-or-buy plan or source selection and any action taken by Spirit in connection with the qualification of subcontractors shall not be construed as relieving Seller of any of its obligations under this SBP.

43.0  SUPPLEMENTS AND MODIFICATIONS

Seller and Spirit acknowledge that this SBP does not, as of the date hereof, fully and finally determine all of the terms of the rights, obligations and liabilities of Seller and that, notwithstanding the absence of all of such terms, Seller and Spirit intend to make a contract hereby and intend to be bound by the terms hereof (including those yet to be determined). With respect to such terms which are not yet fully and finally determined, Spirit shall, from time to time from and after the execution and delivery of this SBP, specify such terms by notice given by Spirit to Seller pursuant to this SBP (including, without limitation, SBP Section 36.0), and all such terms shall be binding upon Seller. Such specification of terms shall be made by Spirit in its sole discretion, exercised in good faith and in a commercially reasonable manner. With respect to the commercial reasonableness of any such specific term, Seller acknowledges that the market for the sale of new commercial jet transport is extremely competitive and requires from manufacturers and suppliers the commitment of very substantial resources and may require the expenditure of substantial resources, and will likely require extraordinary effort. Accordingly, any specification of terms hereof by Spirit, as provided for above, shall not be deemed to be commercially unreasonable solely because such term requires Seller to expend substantial sums or to undertake extraordinary efforts to meet the Program requirements specified by Spirit. By way of example, and not as a limitation of the foregoing, Seller may be required in order to support Program requirements to increase its production rate to keep pace with Spirit’s development or production schedule for Program Airplanes and Derivatives as determined by Spirit from time to time with reference to actual and anticipated market demand for Program Airplanes and Derivatives. Without limiting the foregoing, nothing in this SBP Section 41.0 is intended by the Parties to affect the provisions of SBP Section 12.0 or SBP Section 36.0 of, or any other provisions contained in, this SBP Section 43.0, or the rights or obligations of either Party with respect to any adjustment or change to, or the payment of, Prices, whether or not arising from the further determination of the terms of this SBP or the expenditure of substantial sums or the undertaking of extraordinary efforts by Seller.

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In the case of any subcontract for assigned Products that is identified in this SBP, Spirit shall be solely responsible for source selection placement of all follow-on requirements beyond the current contract. In addition, Seller shall not modify or extend any such subcontract without the prior written consent of Spirit.

44.0  INCREMENTAL RELEASE AND CYCLE TIME REQUIREMENTS

44.1  Incremental Release

Seller shall develop production plans and schedules for any new Production Articles based on SBP Attachment 19, as requested by Spirit. These production plans and schedules will include plans for the incremental purchase of material and the fabrication and assembly of specific numbers of Production Articles in accordance with pre-determined lead times ("Incremental Release Schedules"). Incremental Release Schedules for each Production Article shall be submitted to Spirit as part of Seller's proposal, and, after review and concurrence by Spirit, shall be incorporated into SBP Attachment 19. Any revision to any Incremental Release Schedule shall be reviewed by Spirit and, subject to Spirit’s concurrence with such revision; SBP Attachment 19 shall be revised accordingly. Seller shall purchase material, standards and purchased parts and authorize fabrication and assembly of Production Articles in accordance with Incremental Release Schedules.

44.2  Cycle Time Requirements

Spirit and Seller acknowledge that Spirit is committed to reduce Cycle Time. Seller agrees to support Spirit in its commitment and to take all necessary actions to support an initial Cycle Time for new Production Articles of not more than nine (9) months. If applicable, and within thirty (30) days after receipt of written request from Buyer, Seller shall submit to Spirit a written plan describing how Seller will comply with the Cycle Time schedules, as specified in SBP Attachment 19.

45.0  SURPLUS PRODUCTS

45.1  Return of Surplus Products

Spirit shall be entitled to return to Seller, at Spirit’s expense, any Product that has been delivered to Spirit in accordance with this SBP and that is surplus to Spirit’s then-current requirements (including, without limitation, any Products returned to Spirit by any Customer), provided that such Product is in a current production configuration or can be, in Spirit’s determination, economically changed to such a configuration. On receipt of any such Product, Seller shall credit Spirit’s account with eighty percent (80%) of the most recent catalog Price for such Product as set forth in SBP Attachment 16. If instructed by Spirit, Seller shall rework any returned Product to put such Product in a current configuration. Such rework shall be considered Miscellaneous Work and shall be priced in accordance with the provisions of SBP Attachment 16.

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45.2  Use of Surplus Products

In its sole discretion, Spirit may, upon providing notice to Seller within 4 months to the scheduled delivery date for any Production Article, elect to use any Product in inventory or any Product returned to Spirit by any Customer in the place of such Production Article. Spirit’s notice shall include the cumulative line number of the Program Airplane or Derivative on which Spirit intends to incorporate such Product returned by such Customer. Seller shall not deliver such Production Article to Spirit and shall not invoice Spirit for the Price of such undelivered Production Article.

46.0  INTEGRATED / LIFE CYCLE PRODUCT TEAM

46.1  Purpose

As required, it is the objective of Spirit to utilize Integrated / Life Cycle Product Teams (IPT/LCPT). If applicable, Seller’s IPT/LCPT personnel located at Spirit’s facilities in accordance with this SBP will conduct their respective activities concurrently in a team environment to assist Spirit in improving producibility, reliability and maintainability of the Program Airplane. Notwithstanding Seller's participation in the IPT/LCPT, Spirit shall have the right to make any and all determinations with respect to the design of the Program Airplane and any Derivative.

46.2  Qualifications

Spirit shall have the right to review the qualifications of all personnel proposed by Seller for assignment to the IPT/LCPT. Seller shall forward professional resumes of such personnel to Spirit for review and approval by Spirit prior to assignment of such personnel.

46.3  Removal of Personnel

Upon receipt of a written request from Spirit for the replacement of any person assigned to the IPT/LCPT by Seller pursuant to this SBP Section 46.0, Seller shall remove such person from the IPT/LCPT. As soon thereafter as reasonably possible, Seller shall promptly furnish a satisfactory replacement.

46.4  Work Schedule

Except for sickness and other unavoidable absence, all personnel assigned to the IPT/LCPT by Seller pursuant to this SBP Section 46.0, shall be available during the customary work shift at the place designated by Spirit eight (8) working hours per day, Monday through Friday (except for identified Spirit holidays and such vacation periods as Spirit may reasonably permit) and shall work all overtime hours as Spirit may reasonably request.

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46.5  Equipment and Supplies

All office equipment and office supplies necessary to accomplish assigned tasks will be provided to Contractor's IPT/LCPT personnel by Spirit. Spirit will not provide personal property (such as drafting equipment and calculators) necessary for the performance by Seller's IPT/LCPT personnel of their assigned tasks. Spirit shall not be responsible for loss or damage to such personal property.

46.6  Employment Status

Seller's IPT/LCPT personnel shall at all times remain employees of Seller and not employees of Spirit. Seller shall be responsible for all wages, salaries and other amounts due Seller's IPT/LCPT personnel and shall be responsible for all reports, requirements and obligations respecting them under local, state or federal laws of the United States, or the laws of any foreign country, including but not limited to social security, income tax, unemployment compensation, workers' compensation and any other local, state or federal taxes of the United States or the taxes of any foreign country.

46.7  Team Leader

Seller shall designate one of its IPT/LCPT personnel "Team Leader." Administrative matters between Spirit and Seller arising during the performance of this SBP shall be managed by the Team Leader. Timekeeping for Seller's IPT/LCPT personnel shall be the responsibility of the Team Leader and shall be approved by the appropriate Spirit engineering supervisor.

46.8  Discipline

Discipline of Seller's IPT/LCPT personnel shall be Seller's responsibility. While on Spirit premises, Seller's IPT/LCPT personnel shall obey all Spirit rules.

46.9  Insurance

Seller shall cover or insure all of Seller's IPT/LCPT personnel in compliance with the applicable laws relating to workers' compensation or employer's liability insurance, and shall comply with all other federal, state or local laws of the United States and the laws of any foreign country.

46.10  Indemnification

Seller shall indemnify and hold harmless Spirit, its officers, agents and employees, from and against any liability, obligation, claim, demand or cause of action for bodily injury, including death, or damage to property, resulting from the acts or omissions of Seller, its officers, agents or employees while on Spirit’s premises.

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46.11  Compensation

Payment made to Seller for design engineering effort provided to Spirit pursuant to this SBP Section, shall be based on actual man months provided at the rate of $ (To Be Determined) per man month. (A man month consists of 163 man-hours.) The above rate includes any overtime requested by Spirit.

47.0  SELLER ASSISTANCE

In accordance with GTA 12.2 and GTA 13.2 Spirit may, by written notice to Seller, require Seller to transfer to Spirit or to Spirit’s designee title (to the extent not previously transferred) to any or all (i) Contractor-Use Tooling, Common-Use Tooling and other Tooling, (ii) Local Transportation Devices, (iii) Spirit-Furnished Property, (iv) raw materials, parts, work-in-process, incomplete or completed assemblies, and all other Products or parts thereof in the possession or under the effective control of Seller or any of its Subcontractors, and (v) Proprietary Information of Spirit, including, without limitation, planning data, Drawings and other Proprietary Information relating to the design, production, maintenance, repair and use of all Contractor-Use Tooling and Common-Use Tooling, in the possession or under the effective control of Seller or any of its Subcontractors, in each case free and clear of all liens, claims or other rights of any Person. Seller shall immediately transfer and deliver, and cause each of its Subcontractors to transfer and deliver, any or all of the aforesaid items in accordance with any written notice or notices given hereunder by Spirit to Seller, notwithstanding any event or circumstance whatsoever, including, without limitation, any claim or dispute Seller may assert in connection with a termination of this SBP or any payment for any such items. If Spirit shall require Seller to transfer and deliver to Spirit or Spirit’s designee any of the aforesaid items, Seller shall cooperate with and shall assist Spirit in developing and implementing plans to transfer the production of Products and provision of Services to Spirit, or to any other Person designated by Spirit, in an expeditious and orderly manner and will take such other steps to assist Spirit as Spirit may request in good faith, all for the purpose of maintaining, or attempting to maintain as nearly as may be possible, production of Program Airplanes and Derivatives in accordance with Spirit’s schedule of delivery of Program Airplanes and Derivatives to Customers.

Spirit and Seller acknowledge that the Program, and Spirit’s ability to sell and deliver Program Airplanes and Derivatives to Customers, will be substantially impaired if Seller delays, for any reason, its performance under this SBP Section 47.0. Spirit and Seller also acknowledge that Seller's assistance hereunder in the event of a cancellation, in whole or in part, of this SBP will be of fundamental significance to reduce incidental, consequential or other damages to Spirit. Consequently, Seller shall transfer and deliver to Spirit any or all of the aforesaid items notwithstanding any dispute or claim that Seller may have against Spirit. Seller shall not delay its performance under this SBP Section 47.0 by any action, including, without limitation, any judicial or other proceeding, or by any failure to act. Seller hereby authorizes Spirit or its representatives to enter upon its, or any of Seller's Subcontractors, premises at any time during regular business hours upon one (1) day's advance written

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notice, for the limited purpose of taking physical possession of any or all of the aforesaid items. At the request of Spirit, Seller shall promptly provide to Spirit a detailed list of such items, including the location thereof, and shall catalog, crate, package, mark and ship such items expeditiously and in an orderly manner and otherwise in the manner requested by Spirit, which request may specify incremental or priority shipping of certain items. Seller shall, if instructed by Spirit, store or dispose of any or all of the aforesaid items in any reasonable manner requested by Spirit.

48.0 DEFINE AND CONTROL AIRPLANE CONFIGURATION / MANUFACTURING RESOURCE MANAGEMENT (DCAC/MRM)

Seller shall implement and maintain systems, as required, including, but not limited to, business, manufacturing and engineering systems that are compatible with Spirit’s DCAC/MRM systems.

49.0 ELECTRONIC ACCESS AND EXCHANGE OF DIGITAL PRODUCT DEFINITION

49.1 Exchange of Digital Product Definition Between Spirit and Seller

Seller's approval to receive and use computerized data shall be in accordance with documents D6-51991 "Quality Assurance Standards Reflecting Digital Product Definition for Boeing Suppliers using CAD/CAM", D6-56199 "Hardware and Software Compatibility Requirements for Suppliers Use of BCAG CATIA Native Datasets as Authority for Design, Manufacturing and Inspection", and D6-81491, “Authority and Usage of CATIA Native, CATIA IGES and PDM STEP Datasets.”

Seller will use a digital data request (DDR) form (as provided by Spirit) to request any Dataset to be provided by Spirit to Contractor for the performance of this SBP.

49.2  System/Software Compatibility between Spirit and Seller

After Seller is qualified to use the data exchange methods in accordance with Boeing Document D6-51991, "Quality Assurance Standards Reflecting Digital Product Definition for Boeing Suppliers Using CAD/CAM," Seller shall maintain compatibility with Boeing's systems in accordance with D6-56199 "Hardware and Software Compatibility Requirements for Suppliers Use of BCAG CATIA Native Datasets as authority for Design, Manufacturing and Inspection." Spirit shall provide timely notification to Contractor of revisions to Spirit's systems.

49.3 Electronic Access, Communications and Data Exchange via Telecommunications

Any electronic communications and data exchange via telecommunications between the parties shall be pursuant to a trading partner agreement executed concurrently with this SBP. Provided, that any amendments to the SBP, change authorizations and any other

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

matter requiring written authorization shall be communicated in writing and not solely by electronic communication.

Any electronic access to Spirit by Seller shall be pursuant to an electronic access or similar agreement.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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EXECUTED in duplicate as of the date and year first set forth above by the duly authorized representatives of the Parties.

BUYER	SELLER
Spirit AeroSystems, Inc.	LMI Aerospace, Inc.
Signature on File .	Signature on File .
Name: Randall P. Garrett	Name: Richard S. Darrow
Title: Procurement Agent	Title: Program Manager
Date: 4/19/06	Date: 4/19/06

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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SBP ATTACHMENT 1 TO
SPECIAL BUSINESS PROVISIONS

WORK STATEMENT AND PRICING
(Reference SBP Section 3.2, etc)

FOR PURPOSES OF SBP Section 10.0, Spirit shall be defined as the following organizations, divisions, groups or entities:

Spirit AeroSystems, Inc., Tulsa, OK
Spirit AeroSystems, Inc., McAlester, OK

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

SBP ATTACHMENT 1 TO
SPECIAL BUSINESS PROVISIONS

WORK STATEMENT AND PRICING

A1.1 Nonrecurring Prices

Nonrecurring Item	Planning and Design	Fab.	Total
NOT APPLICABLE:

Total Nonrecurring Work Package Price:

A1.2 Recurring Price

The price for Products to be delivered on or before 01 January 2007 through 31 December 2011, are firm fixed prices.

Part Number	Model	Nomenclature	Unit Price	ROLT
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
                                                                                SBP ATTACHMENT 1 TO
                                                                            SPECIAL BUSINESS PROVISIONS

Part Number	Model	Nomenclature	Unit Price	ROLT
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*

                                                                                SBP ATTACHMENT 1 TO
                                                                            SPECIAL BUSINESS PROVISIONS

Part Number	Model	Nomenclature	Unit Price	ROLT
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	SKIN	*	*
*	737NG	NOSE SKIN	*	*
*	737NG	NOSE SKIN	*	*
*	737NG	NOSE SKIN	*	*
*	737NG	NOSE SKIN	*	*
*	737NG	NOSE SKIN	*	*
*	737NG	NOSE SKIN	*	*
*	737NG	NOSE SKIN	*	*
*	737NG	NOSE SKIN	*	*
*	737NG	COVE SKIN	*	*

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
                  SBP ATTACHMENT 1 TO
                                                            SPECIAL BUSINESS PROVISIONS

Part Number	Model	Nomenclature	Unit Price	ROLT
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

*	737NG	COVE SKIN ASSY	*	*
*	737NG	COVE SKIN ASSY	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN ASSY	*	*
*	737NG	COVE SKIN ASSY	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*
*	737NG	COVE SKIN	*	*

                                                                            SBP ATTACHMENT 1 TO
                                                                        SPECIAL BUSINESS PROVISIONS

Part Number	Model	Nomenclature	Unit Price	ROLT
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN ASSY	*	*
*	737NGNG	COVE SKIN ASSY	*	*
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*
*	737NGNG	COVE SKIN	*	*
*	777	SKIN	*	*
*	777	SKIN	*	*
*	777	SKIN	*	*
*	777	SKIN	*	*

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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                                                                                SBP ATTACHMENT 1A TO
                                                SPECIAL BUSINESS PROVISIONS

Component Spares Requirements
(See Section 13.1.3)

The following Spare component parts may be purchased by Spirit at the corresponding price. Spirit is not obligated to purchase any of its requirements for the following spare component parts from Seller pursuant to SBP Section 13.1.3.

PART NUMBER      UNIT PRICE

    TBD

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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                                                                                        SBP ATTACHMENT 2 TO
                                                                                    SPECIAL BUSINESS PROVISIONS

NON-U.S. PROCUREMENT REPORT FORM
(Seller to Submit as Required)
(Reference SBP Section 15.0)

Seller Name	Country	Commodity/ Nomenclature	Bid Dollars	Contracted Dollars

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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SBP ATTACHMENT 3 TO
SPECIAL BUSINESS PROVISIONS

RATES AND FACTORS
(Reference SBP Section 12.2)

The following Rates and Factors will be used on all price change negotiations during the period of performance of this SBP.

Labor Classification	Production
Direct Labor Rate	*
Manufacturing Burden	*
G&A (Gen. Admin. Expense)	*
Profit	*
Total Rate	*

Labor Classification	Tool Fab & Rework
Direct Labor Rate	*
Manufacturing Burden	*
G&A (Gen. Admin. Expense)	*
Profit	*
Total Rate	*

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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                                                                                            SBP ATTACHMENT 4 TO
SPECIAL BUSINESS PROVISIONS

Spirit AOG COVERAGE
(Reference SBP Section 13.1.1)

¼	NORMAL HOURS Spirit’s PROCUREMENT REPRESENTATIVE
Approximately 7:30 a.m. - 4:00 p.m.

☑	Performs all functions of procurement process.
☑	Manages formal communication with Seller.

¹	SECOND SHIFT - AOG PROCUREMENT SUPPORT
3:00 p.m. - 11:00 p.m.

☑	May place order and assist with commitment and shipping information, working with several suppliers on a priority basis.

☑	Provides a communication link between Seller and Boeing.

)	24 HOUR AOG SERVICE - AOG CUSTOMER REPRESENTATIVE (CUSTOMER SERVICE DIVISION) (206) 662-7200

☑	Support commitment information particularly with urgent orders.

☑	Customer Service Representative needs (if available):

1.	Part Number
2.	Spirit Purchase Order
3.	Airline Customer & customer purchase order number
4.	Boeing S.I.S. #

If Seller is unable to contact any of the above, please provide AOG shipping information notification via FAX using Spirit AOG shipping notification form (SBP Attachment 5).

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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SBP ATTACHMENT 5 TO
SPECIAL BUSINESS PROVISIONS

Spirit
AOG SHIPPING NOTIFICATION
(Reference SBP Section 13.1.1)

To: FAX:	(918) 832-3019	Phone:	(918) 832-3414
Procurement Agent Name:		Phone:
From:		Today’s Date:

Part Number:		Customer P.O.:
Customer:		Ship Date:
Qty Shipped:		*SIS Number:
Spirit P.O.:		Pack Sheet:
*Airway Bill:		or Invoice:
Carrier:		*Flight #:
Freight Forwarder:

*If Applicable

SHIPPED TO:
☑	(check one)

☐	Spirit

☐	Direct Ship to Customer

☐	Direct Ship to Seller

Remarks:

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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If unable to contact Procurement Agent, Please use this form to fax shipping information.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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SBP ATTACHMENT 6 TO
SPECIAL BUSINESS PROVISIONS

SELLER DATA SUBMITTALS

EXAMPLES
1.	General Reports (as requested by Spirit)
General reports may include, but not be limited to, Seller’s program progress reports, highlighting significant accomplishments and critical program issues, Seller’s manufacturing schedule depicting key milestone events to support program requirements. Refer to SBP Section 14.1 for details, etc.
2.	Diversity Reports
A quarterly report verifying the information included on the Spirit Second Tier Report (SBP Attachment 11). Refer to SBP Section 14.2 for details.

3.	Certified Tool List (as requested by Spirit)
Seller’s Certified Tool Lists for identifying all accountable tools, including any subsequent new, reworked or re-identified tools affecting the first production spares Product. Refer to SBP Section 14.4 for details.

4.	Problem Reports (as required)
Seller’s written notification to Spirit of program problems, potential program impact and corrective action. Refer to SBP Section 14.5 for details.

5.	AOG Spares Support Plan
Seller‘s written plan describing Seller’s procedure for supporting AOG spares delivery requirements. Refer to SBP Section 13.1.1 for details.

6.	Order Readiness Matrix (as required)
Seller’s plan (matrix) identifying pre-manufacturing activities, such as, material procurement, tooling, planning and manufacturing readiness, that must be prioritized and completed prior to manufacture of a spares Product. Refer to SBP Section 14.6 for details.

   7.  Non-U.S. Procurement Reporting (as required)
A report, submitted in February and August annually, to document the Seller's contracts and solicitations with non-U.S. subcontractors or suppliers, relating to the work covered by this SBP. Refer to SBP Section 15.2 for details.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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SBP ATTACHMENT 7 TO
SPECIAL BUSINESS PROVISIONS

SUPPLIER DATA REQUIREMENTS LIST (“SDRL”)
CUSTOMER AND ENGINEERING
(Reference SBP Section 22.0)

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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SBP ATTACHMENT 8 TO
SPECIAL BUSINESS PROVISIONS

COMMODITY LISTING AND TERMS OF SALE
(Reference SBP Section 27.0)

COMMODITY LISTING

*

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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SBP ATTACHMENT 8 TO
SPECIAL BUSINESS PROVISIONS

TERMS OF SALE

Parties

The Seller is The Boeing Company, acting through its agent, TMX. The Customer is a Spirit subcontractor, at any tier, who is manufacturing a product in support of a Boeing requirement.

Sales

All materials to be furnished by Seller are to be within the limits and the sizes published by Seller and subject to Seller’s standard tolerances for variations. Seller will warrant that all materials to be supplied will conform to the descriptions contained herein and on the face of the purchase order and that Seller will convey good title to any such materials free from any security interest, or other lien or encumbrance held by any other party and unknown to the customer. THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS AND SELLER WILL MAKE NO OTHER EXPRESS OR IMPLIED WARRANTIES EXCEPT AS STATED HEREIN. Seller will not be liable for any incidental or consequential damages for any breach of warranty, express or implied. Seller’s liability and the Customer’s sole and exclusive remedy will be limited at Seller’s option either to (a) return of the materials and repayment of the purchase price, or (b) replacement of nonconforming materials upon return thereof to Seller. The Customer shall be required to notify Seller in writing of any claim of breach of warranty and no materials shall be returned to Seller by the Customer without Seller’s consent.

Payment Terms

The following payment processes will be followed for material sold to Customer by Seller. All payments shall be in United States Dollars.

DEBIT PROCESS

The debit process will be used in all circumstances where the Customer has an account with the Seller. The amount due is the quantity shipped multiplied by the unit price, plus the price for any value added services. * .

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

SBP ATTACHMENT 8 TO
SPECIAL BUSINESS PROVISIONS

INVOICE PROCESS

The invoice process will be used for Customers not currently making direct sales to Boeing; foreign countries governed by MITI laws and regulations (currently Australia, Brazil, China, India, Japan, and Korea), and orders issued by Spirit. * .

LATE PAYMENT CHARGES

Payments due Seller representing undisputed charges for material and services that are not paid within *.

DEBIT/INVOICE DISPUTE PROCEDURE

Customer may dispute payment amounts due provided that (1) Customer contacts Seller within 25 days of the date of the debit/ invoice, (2) Customer provides a complete reason as to the dispute. If the action is Seller's to resolve, late payment charges will not be assessed on amounts that are under dispute. Once a dispute has been resolved, payment terms will be (net) thirty (30) days from the date of resolution.

FAILURE TO PAY

In the event Customer fails to make payments when due, Seller reserves the right to assert whatever remedies it may have u+nder law, including setoffs against amounts due from Seller to Customer on other contracts. In such an event, Seller may, with respect to future orders, require full payment in advance or otherwise alter the terms of payment specified earlier.

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

SBP ATTACHMENT 9 TO
SPECIAL BUSINESS PROVISIONS

COST AND PERFORMANCE REVIEWS
(Reference SBP Section 11.0)

Cost Performance Reviews (CPR’s) will occur on as needed basis (alternating between Seller and Spirit locations unless otherwise agreed) at an agreeable time. The detail of the CPR’s will be defined at a later date between Spirit and Seller. When they are defined, this SBP Attachment 9 will be updated.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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SBP ATTACHMENT 10 TO
SPECIAL BUSINESS PROVISIONS

QUALITY ASSURANCE REQUIREMENTS

Attachment 10 to this SBP number T6B2-YB001940 hereby incorporates Tulsa Quality Flysheets TQPA 100, TQPA 101, TQPA 102, and TQPA 104 (revisions currently in effect as reflected and defined on releasing purchase orders). These Flysheets define the quality provisions that are applicable to this Statement of Work.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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SBP ATTACHMENT 11 TO
SPECIAL BUSINESS PROVISIONS

Spirit SECOND TIER SUPPORT REPORT (Reference SBP Section 14.2)

Seller Name:			Date:
Seller Contact: Phone:
Spirit Procurement Agent Contact: Phone:
Spirit Purchase Contract #:
Reporting Period * Jan - Mar Apr - Jun July - Sept Oct - Dec			Year:
Definitions **
Small Business (SB)
The term "small business" shall mean a small business as defined pursuant to section 3 of the Small Business Act (15 U.S.C.A. 632) and relevant regulations issued pursuant thereto. Generally, this means a small business organized for profit, it is independently owned and operated, is not dominant in the field of operations in which it is bidding, and meets the size standards as prescribed in Government regulations. (Includes SDBs, SMBEs and WOSBs)

Small Disadvantaged Business (SDB)
A small business certified by the U.S. Small Business Administration as a socially and economically small disadvantaged business for consideration of Government set-a-side contracting opportunities and business development. (Includes SDBs who are women-owned)

Small Minority Business Enterprise (SMBE)
A small business that is at least 51 percent owned, operated and controlled by a minority group member (Asian, Black, Hispanic, and Native Americans); or, in the case of a publicly-owned business, at least 51% of the stock is owned by one or more minority group members and such individuals control the management and daily operations. (Includes SDBs)

Women-Owned Small Business (WOSB)
A small business concern that is at least 51 percent owned by one or more women; or, in the case of any publicly owned business, at least 51 percent of the stock is owned by one or more women; and whose management and daily business operations are controlled by one or more women. (Includes WOSBs who are also SDBs)

Contract Dollars Received by Seller
A.	Spirit contract dollars received by seller for the above reporting period* (report in whole numbers): $________________________________
Value of Subcontract 2nd Tier Dollars Awarded
Diversity Category		Reporting Period (see above*)
		Dollars (report in whole numbers)	Percent of Seller Dollars
B.	Small Business (SB)		(B ÷ A)
C.	Small Minority Business Enterprise (SMBE)		(C ÷ A)

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
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D.	Women-owned Small Business (WOSB)	(D ÷ A)
Authorized Company Representative (Print):		Authorized Company Representative (Signature): Date:

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

SBP ATTACHMENT 12 TO
SPECIAL BUSINESS PROVISIONS

Commercial Invoice Requirements (Customs Invoice)

For Imports into the United States

1.	Commercial Invoice must be in English.

2.	Record the United States Port of Entry where merchandise is to be cleared by U.S. Customs.

3.	Date, Location, and Names of Seller and/or Shipper

A.	Date when the merchandise is sold, or agreed to be sold (Current Purchase Order date).

B.	Name and address of the Seller and/or Shipper if Seller is not the Shipper (Company name and address).

C.	Name and contact information for an employee, who is employed by the seller and/or shipper who has detailed knowledge of the sales transaction.

D.	Name and address of the Buyer (Spirit company name and site address)

E.	Name of Consignee if not the Buyer (Company receiving non-purchased transactions or drop ship destination).

4.	Purchase Order Number and Item Numbers

Provide the current purchase order and item numbers.

5.	Commercial Invoice Number (Seller’s option)

6.	Packing Sheet Number

If a separate packing sheet(s) is used to provide any of the required commercial invoice information, the packing sheet number(s) must be recorded on the commercial invoice.

7.	Merchandise Shipment Date (month, day, year)

Provide the date that the merchandise shipped from the Sellers factory or facility.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

SBP ATTACHMENT 12 TO
SPECIAL BUSINESS PROVISIONS

Commercial Invoice Requirements (Customs Invoice)

For Imports into the United States…continued

8.	Related Party to Spirit

If the Seller is a Related Party to Spirit, or any of its subsidiaries, it must be stated on the invoice: “Related Party to Spirit”

9.	A detailed description of the merchandise being shipped must be provided to ensure proper product classification per the U.S. Customs Harmonized Tariff Schedule (HTS) and must include at a minimum:

A.	The full name by which each item is known. (i.e. Spirit drawing part name)

B.	The part number on the Spirit purchase order, or if the item is a raw material, provide the material grade, class, and dimensions.

   Notes:

C.	Generic descriptions, abbreviations, acronyms, and Stock Keeping Unit (SKU) numbers are not acceptable.

D.	Spirit may request additional description information for items that do not have a Spirit part number and/or design.

10.	Quantities, Weights and Measures

Record the quantity of each part number in the shipment if not separately noted on packing sheet

A.	Record the total quantity of parts being shipped

B.	Provide the gross and net weight of the entire shipment

C.	Specify the unit of measure being used

D.	Specify the total number of boxes included on each packing sheet

E.	Textiles must specify the net and gross weights and the length, width, and total square meters of material.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
T6B2-YB001940
INITIALS:

SBP ATTACHMENT 12 TO
SPECIAL BUSINESS PROVISIONS

Commercial Invoice Requirements (Customs Invoice)

For Imports into the United States…continued

11.	Specify the value of items being shipped

In addition to recording the Unit cost of each part on the commercial invoice, list separately, all Assists and Additional costs as directed by the Spirit Procurement representative:

A.	Assists

Assists are components, materials, dies, molds and tools, that are supplied by the Buyer, free of charge or at a reduced cost to the seller, and used in the production of imported goods. This also would include the Buyer paid transportation costs associated with the assist. These transportation costs will be provided by the procurement focal responsible for this merchandise.

B.	Additional Costs

i.	Engineering and Design work - Work that is performed outside the U.S, by non-U.S. employees, and is not included in the unit price of the merchandise being imported.

ii.	Packing Costs - Costs for packing that are incurred by the Buyer, and have not been included in the unit cost.

iii.	Non-recurring Charges - One time charges, incurred by the Buyer, for such items as, expedite fees and transportation costs, which have not been included in the unit cost.

iv.	Selling Commissions - Commissions incurred by Buyer that have not been included in the unit cost.

v.	Royalties - Fees the Buyer is required to pay as a condition of sale.

C.	If the item being shipped is a Repaired or Modified part:

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i.	Include the value of the item being repaired or modified, and

ii.	The cost of the repair or modification

D.	Attach a copy of a “Shippers Declaration of Repair or Alteration” form.

i.	The Total Value of the entire shipment must be shown on the commercial invoice.

SBP ATTACHMENT 12 TO

SPECIAL BUSINESS PROVISIONS

Commercial Invoice Requirements (Customs Invoice)

For Imports into the United States…continued

12.	Type of Currency - Currency on all invoices must be in U.S. Dollars

Note: Where export license requirements mandate that the currency of the exporting country be stated on the invoice, include the following “for (export country) Customs purposes, value in (local currency).” This must be stated in addition to and not in lieu of the item value in U.S. Dollars.

13.	Country of Origin

Indicate the country of manufacture of each item being shipped.

14.	Discounts

List all discounts that have been agreed to between the buyer and seller, or may be allowed, that apply to the purchase price or value, but have not been included in the unit price.

15.	Rebates, Drawback and Bounties

If Seller receives any of these items, as a result of export, please itemize and provide description.

16.	Terms of Sale (Incoterms)

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Specify the International Commercial Terms of Sale (Incoterms) on the commercial invoice as agreed to per the Spirit contract.

Note - Commercial invoices are required on all shipments whether or not a purchase order has been released or payment made. Non-Procurement examples include, free samples, returned tools and test parts.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
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SBP ATTACHMENT 13 TO
SPECIAL BUSINESS PROVISIONS

On Site Terms and Conditions Supplement
(See Section 29.8)

A.	General:

1.
Seller’s Sole Responsibility for Safety & Environmental Protection. Seller shall at all times be solely responsible for all aspects of safety and environmental protection in connection with its On-Site Work, including initiating, maintaining, and supervising all safety and environmental precautions and programs. Such responsibility for safety includes, without limitation, the obligations set forth in Section 2 (Safety) of this Supplement. Such responsibility for environmental protection includes, without limitation, the obligations set forth in Section 3 (Environmental) of this Supplement. Seller shall at all times perform the On-Site Work, or ensure that it is performed by its Subcontractors, in a manner to avoid the risks of bodily injury to persons and damage to property or the environment. Seller shall promptly take all precautions that are necessary and adequate against any conditions that involve such risks. Seller shall continuously inspect all On-Site Work, materials, and equipment to discover the existence of any such conditions and shall be solely responsible for discovery and correction of any such conditions.

2.
No Spirit Responsibility for Seller’s Safety or Environmental Performance. Spirit shall have no responsibility for the safety or environmental performance of Seller or Seller’s Subcontractors, or any aspect of safety or environmental protection in connection with, their On-Site Work, including all safety and environmental precautions and programs of the Seller.

3.	Compliance with the Laws; Spirit Guidelines.

a)
Seller shall comply, and shall ensure that all Subcontractors comply, with all applicable legal requirements and the requirements of any applicable GTA, SBP and Order related to safety and environmental performance of their On-Site Work. Seller shall cooperate and coordinate with Spirit and other sellers and their subcontractors performing On-Site Work or otherwise present on site as necessary regarding safety and environmental protection matters.

b)
Seller shall adhere to, and ensure that all its Subcontractors performing On-Site Work adhere to reasonable work rules including without limitation safety, health and environmental guidelines provided by Spirit to Seller. By providing any such guidance, Spirit assumes no control or responsibility whatsoever for any aspect of the safety or environmental performance of the On-Site Work, which shall remain solely with Seller. Seller and its Subcontractors therefore shall supplement any such

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guidelines in their safety and environmental plans as necessary and appropriate to assure safety and environmental protection and comply with their obligations under applicable law and any applicable GTA, SBP or Order. Where any applicable law is more protective than any such guidance or obligations of a GTA, SBP or Order, such law shall be followed. Seller shall provide a copy of the guidelines to all Seller employees assigned to perform On-Site Work and require that its Subcontractors provide copies to their employees assigned to perform On-Site Work.

4.
Indemnities. Environmental Indemnification. Seller shall indemnify, and hold harmless Spirit, its subsidiaries, and their directors, officers, employees, and agents (the “Spirit Indemnitees”) from and against: (a) all actions, causes of action, liabilities, claims, suits, judgments, liens, awards, fines, penalties, forfeitures and damages, of any kind and nature whatsoever (hereinafter "Claims"), (b) any expenses incurred in connection with the investigation or monitoring of conditions at any location used for or pertaining to Seller’s performance under an applicable GTA, SBP or any Order, (c) any clean up costs or other expenses incurred in connection with any cleanup, containment, remedial, removal, or restoration work, to the extent necessary under applicable law (and in the case of a release to Spirit property, to the extent necessary to return the property to its prior condition), and (d) expenses , costs of litigation and counsel fees related thereto or incident to establishing the right to indemnification, to the extent such Claims, costs, expenses, etc. arise out of an act or omission by Seller or any subcontractor thereof which (i) results directly or indirectly, in whole or in part, in the release, or threatened or suspected release, of any pollutants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, dangerous wastes (as those terms are defined under any applicable law), or contaminants of any kind into the environment, or (ii) constitutes a violation of applicable law concerning environmental protection. In no event shall Seller’s obligations hereunder be limited to the extent of any insurance available to or provided by the Seller or any subcontractor thereof.

5.
Observations. Spirit personnel may, but are not required to, visit an On-Site Work area at any time to observe the Seller’s performance under this Supplement. Seller recognizes and agrees that any such visits or observations will neither relieve Seller of its sole responsibility for all aspects of safety and environmental protection in connection with the On-Site Work, nor create or constitute actual control or the right to control such safety or environmental performance by Spirit. Neither Spirit’s observations, or visits, nor any actions or inactions during or as a result of such visits or observations shall give rise to a duty, responsibility, or liability of Spirit to the Seller, any Subcontractor, their agents or employees.

B.	Safety

1.	Safety Programs and Plans. Although Seller has sole responsibility for safety in connection with the On-Site Work, Spirit has responsibility for the safety of its own

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employees. Accordingly, before beginning the On-Site Work or any portion thereof, Seller shall develop and submit for Spirit’s review a written safety plan for Seller and any Subcontractor who will perform On-Site Work, in detail commensurate with the nature of that work. Such plan shall describe anticipated hazards and control methods the Seller will employ to provide adequate safeguards for all employees performing the On-Site Work, On-Site Work area invitees, Spirit agents and employees, and the public and shall describe housekeeping plans. An appropriate health or safety professional should prepare such a plan. Review of such plans by Spirit shall not:

a)	Relieve in any manner Seller of its sole responsibility for safety.

b)	Be construed as limiting in any manner Seller’s obligation to undertake any action that may be necessary or required to establish and maintain safe working conditions at the On-Site Work area.

c)	Indicate Spirit’s control over the manner in which Seller performs its work or supervises its employees.

d)	Create any liability for Spirit.

Seller’s safety plan shall be made readily available at the On-Site Work area. Seller shall follow its safety plan, and ensure that all its Subcontractors on site follow the plan.

2.
Safety Representative. Seller shall appoint a competent safety representative with full authority to coordinate, implement, and enforce Seller’s safety plan and shall authorize such representative to devote whatever time is necessary to properly perform such duties. The safety representative shall attend all safety meetings and participate fully in all activities outlined in Seller’s safety plan.

3.
Safety Meetings and Equipment. Seller shall hold initial and periodic meetings to instruct its personnel and all Subcontractors in safety practices for On Site Work. Minutes shall be recorded at all safety meetings and copies promptly submitted to Spirit upon request. Seller shall furnish appropriate safety equipment for the On-Site Work, train appropriate personnel in the use of the equipment, and enforce the use of such equipment by its employees. Seller shall ensure that each Subcontractor on site furnishes appropriate safety equipment for the On-Site Work, trains appropriate personnel in the use of the equipment, and enforces the use of such equipment by its employees.

4.
Accident Reports. Accidents and incidents that involve employee time away from Work or medical cases (not including first aid cases) or incidents that require an ambulance, security, or fire department response must be reported to the Spirit representative immediately. Such reports must be submitted in writing to the Spirit representative within one (1) hour of the accident or incident. Further, Seller shall maintain accurate

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
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accident and injury reports and shall furnish to Spirit a copy of any accident report prepared pursuant to any applicable law. Furthermore, Seller shall also furnish to Spirit, in a form acceptable to Spirit, a monthly summary of injuries and hours worked each month.

5.
Payment for Emergency Services. When any employee of Seller or any Subcontractor on site, who is engaged in any activity related to the On-Site Work, requires the services of an ambulance, physician, hospital, or other provider, Seller shall pay or arrange for such Subcontractor, or employee to pay all charges for any such services directly to the provider of such services.

6.	Emergency Notification. All emergency telephone numbers shall be provided to the Spirit representative and shall be readily accessible at the On-Site Work area.

C.	Environmental:

1.
Waste minimization. The Seller shall emphasize project planning to maximize the use, reuse and recycling of any solid waste, including but not limited to construction, demolition, and land clearing debris, and scrap materials, to the greatest extend feasible with consideration for cost.

2.
Solid Waste Handling. Covered Containers shall be used for collection of solid waste in locations approved by the Spirit representative. Segregation, recycling, disposal or other handling of solid waste shall be as approved by the Spirit representative.

3.	Hazardous Waste Handling.

If Seller or its Subcontractors expects to generate or handle hazardous waste or other waste materials in performance of the On-Site Work, Seller shall develop a written plan to be approved by the Spirit representative for the on-site management of such waste. The plan will identify the types and volumes of such waste/materials to be generated or handled in the course of the work and on-site management techniques for such waste/materials. Seller and its Subcontractors will manage such waste/materials on site as provided in the plan.

If additional or unanticipated amounts of waste/materials are generated or encountered on-site, the Seller shall advise the Spirit representative as soon as possible, and manage that waste/material on site as directed by the Spirit representative.

4.
Known Work Area Hazardous Materials. Before On-Site Work is commenced, Seller shall obtain from Spirit information regarding the existence of any known asbestos, petroleum, polychlorinated biphenyl (PCB), or other hazardous materials in a hazardous condition at the work area.

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5.
Latent Work Area Hazardous Materials. If, in the course of the On-Site Work, Seller encounters materials reasonably believed to be asbestos, petroleum, PCBs, or other hazardous materials, which were not previously disclosed by Spirit and are in a hazardous condition at the work area, Seller shall immediately suspend the work in the area affected and immediately report, in writing, the condition to Spirit. The work in the affected area shall not thereafter be resumed except by written agreement of Spirit and Seller if, in fact, the materials are asbestos, petroleum, PCBs or other hazardous materials and are in a hazardous condition at the work area. The work in the affected area shall be resumed in the absence of the hazardous material or when the hazardous condition has been made safe through engineering or administrative controls.

6.
Asbestos Use Prohibited. No material containing asbestos may be used or installed without the written permission of the Spirit representative. When requested by the Spirit representative, Seller shall provide written verification that no materials containing asbestos have been installed as part of the work.

7.
Wastewater Handling and Stormwater Management. If Seller or its Subcontractors expect to produce wastewater in performance of the On-Site Work, including, but not limited to, water produced in subsurface dewatering, or expects to handle hazardous substances or other pollutants in an area that may be exposed to stormwater, Seller shall develop a written plan to be approved by the Spirit representative for handling such wastewater and/or hazardous substances or other pollutants. Both the control and discharge of stormwater shall be addressed in Seller’s plan. Such plan shall be drafted to adhere to applicable law and the Spirit site’s Storm Water Pollution Prevention Plan, National Pollution Discharge Elimination System Permit, and Sanitary Sewer System Discharge Permit, as applicable. The Spirit representative will inform the Seller of such permit requirements. The Seller and its Subcontractors shall adhere to the plan.

8.
Air Pollution Control. If Seller or its Subcontractors expect to produce emissions of any air pollutant or contaminant in the performance of the On-Site Work, Seller shall develop a written plan to be approved by the Spirit representative for minimizing such emissions. Such plan shall be drafted to assure compliance with all applicable law and any applicable provisions of any orders, permits or approvals issued to or in the name of Spirit, including but not limited to any applicable Air Operating Permit. The Spirit representative will inform the Seller of such provisions. The Seller and its Subcontractors shall adhere to the plan.

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9.
Emergency Response and Reporting of Spills or Releases. If Seller or its Subcontractors expect to bring, use, produce, encounter or handle any hazardous chemicals, hazardous substances, or hazardous waste on site, Seller shall notify the Spirit representative and shall obtain from the Spirit representative information regarding the applicable plans and procedures for emergency response to spills or releases of hazardous chemicals, hazardous substances, and hazardous waste. Seller and its Subcontractors shall undertake immediate response to such spills or releases to contain the spill or release and prevent spreading, but only to the extent such response can be undertaken without posing a physical danger to the responding personnel or others nearby.

When the Seller or Subcontractor discovers a spill or release, whether or not Seller or a Subcontractor undertakes such response, the Seller or Subcontractor shall notify the Spirit representative and any other Spirit emergency response personnel identified in the Spirit emergency response plan and procedures provided. Unless the duty to report any such spills or releases to a governmental agency is imposed by law directly on the Seller or a Subcontractor, the Spirit representative shall perform such reporting. Seller and its Subcontractors shall cooperate fully with the Spirit representative in ensuring timely and complete reporting and response. If Seller or a Subcontractor is itself required by law to report a spill or release then the Seller or Subcontractor undertaking such reporting shall immediately inform the Spirit representative in detail regarding such reporting.

10.
Nuisance and Polluting Activity Prohibited. Polluting, dumping or discharging of any harmful, noxious, or regulated materials (such as concrete truck washout, vehicle maintenance fluids, residue from saw cutting operations, solid waste, and hazardous substances) into the building drains, streams, waterways, holding ponds or to the ground surface shall not be permitted. Further, Seller shall conduct its activities in such fashion to avoid creating any nuisance conditions, including but not limited to suppression of noise and dust, control of erosion, and implementation of other measures as necessary to minimize the off-site effects of work activities.

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i. SBP ATTACHMENT 14 TO
                                                    SBP ATTACHMENT 14 TO
SPECIAL BUSINESS PROVISIONS

Reserved

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SBP ATTACHMENT 15 TO
SPECIAL BUSINESS PROVISIONS

PRODUCTION ARTICLE DEFINITION AND CONTRACT CHANGE NOTICES
(Reference SBP Section 3.2.2)

A. Configuration

The configuration of each Production Article shall be as described in the Engineering Requirements Document (ERD) and Subcontracted Parts, Revision, Authorization, and Transmittal (SPRAT) as identified on Releasing Purchase Orders.

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SBP ATTACHMENT 16 TO
SPECIAL BUSINESS PROVISIONS

NON-RECURRING AND RECURRING PRICE STATUS AND SUMMARY TABLES
(EXAMPLES - Reference SBP Section 12.2)

TOTAL

SUMMARY

                  (Nonrecurring): (Example)
Event	Nonrecurring Price Impact	Total Nonrecurring	Amortize Over X Months - This Event	Nonrecurring Payment per Quarter - This Event	Nonrecurring Payment per Quarter - Cum Total
Initial Contract	*	*	*	*	*
Amendment 1	*	*	*	*	*
Amendment 2	*	*	*	*	*

This example reflects a ten-year contract.

The initial Contract Non-Recurring Price was *

Amendment 1 *

Amendment 2 *

years	year	months		quarters	*
1	2002	120		40	*
2	2003	108	amendment 1	36	*
3	2004	96		32
4	2005	84		28	*
5	2006	72	amendment 2	24	*
6	2007	60		20	*

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

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7	2008	48	16
8	2009	36	12	*
9	2010	24	8	*
10	2011	12	4	*

SBP ATTACHMENT 16 TO
SPECIAL BUSINESS PROVISIONS

NON-RECURRING AND RECURRING PRICE STATUS AND SUMMARY TABLES
(EXAMPLES - Reference SBP Section 12.2)
continued…

Recurring: (Example)

Event	Starting Recurring Shipset Price	Recurring Impact per Shipset from Change	Adjusted Recurring Shipset Price	Starting Shipset	Applicable Block
Initial Shipset Price	*	*	*	*	*
Amendment 1	*	*	*	*	*
Amendment 2	*	*	*	*	*
Amendment 3	*	*	*	*	*

This example reflects a ten-year contract.

The initial Contract price was * per Shipset.

Amendment 1 price change affected *. The increase was * per Shipset.

Amendment 2 price change affected *. The decrease was * per Shipset.

Amendment 3 price change affected *. The increase was * per Shipset.

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

Special Business Provisions	Seller’s Name: LMI Aerospace, Inc.
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SBP ATTACHMENT 16 TO
SPECIAL BUSINESS PROVISIONS

NON-RECURRING AND RECURRING PRICE STATUS AND SUMMARY TABLES

(DATA ENTRY - Reference SBP Section 12.2)

continued…

TOTAL

SUMMARY
(Nonrecurring):
Event	Nonrecurring Price Impact	Total Nonrecurring	Amortize Over X Months - This Event	Nonrecurring per Month - This Event	Nonrecurring per Month Cum Total

Recurring:
Event	Starting Recurring Shipset Price	Recurring Impact per Shipset from Change	Adjusted Recurring Shipset Price	Starting Shipset	Applicable Block

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SBP ATTACHMENT 17 TO
SPECIAL BUSINESS PROVISIONS

VALUE ENGINEERING METHODOLOGY

(EXAMPLE - Reference SBP Section 1.0 GG)

In the following example, the baseline P.O. price for a certain end item is $500,000.00. The Seller has submitted a Value Engineering proposal, which has subsequently been accepted by Spirit for incorporation. The submittal contained a statement of work and the resultant savings if implemented. In addition, the first affected unit, Cum Line 101 was identified and the Seller and Spirit agreed upon a split of the savings with the result being * to Spirit and * to the supplier. Finally, the P.O. price was adjusted down to * starting at C/L 101 and carrying through the end of the contracted shipsets.

1.	Purchase Order Price: $500,000

2.	First (1st) Affected Unit: C/L 101

3.	Recurring Savings per Shipset: $2,500

4.	Negotiated Savings Split ( * ): *

5.	Price adjustment C/L101 and on: $500,000 - * = *

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

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SBP ATTACHMENT 18 TO
SPECIAL BUSINESS PROVISIONS

INDENTURED PRICED PARTS LIST AND SPARES PRICING

A.         INDENTURE PRICED PARTS LIST
(Reference SBP 13.1.3)

B.         FOR AOG’S AND POA’s

                                      (1)
Shipset      Reorder       Unit Price    (1) x *
Part No.      Quantity       Lead Time      (per “A” above)

                            $      $

C.         FOR LESS THAN LEADTIME

Shipset      Reorder       Unit Price =     (1) x*
Part No.      Quantity     Lead Time      (per “A” above)

                         $      $

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

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SBP ATTACHMENT 19 TO
SPECIAL BUSINESS PROVISIONS

INCREMENTAL RELEASE PLAN AND LEAD TIMES
(Reference SBP Section 44.0)

A.   Lead Times

Lead times for material procurements, fabrication and assembly are as tabulated below in months prior to delivery of the first Shipset affected, and will be used to calculate incremental release schedules in Paragraph B.1 of this SBP Attachment 19.

Material Months
Metallic Raw Material (TBN)
Nonmetallic Raw Material
Castings/Forgings/Extrusions
Purchased Parts

Fabrication Months
Detail Parts (TBN)

Assembly

Rate Tooling A Months
(Greater than [ ] to [ ] S/S per Month) (TBN)

Rate Tooling B
(Greater than [ ] to [ ] S/S per Month) (TBN)

B.   Incremental Release Plan

1.	In accordance with SBP Section 44.0, Seller will release Shipsets as scheduled herein on the dates indicated below.

Qty     Support Point        Release
Material                         S/S      Shipset No.           Date

Metallic Raw Material                 (TBN)
Nonmetallic Raw Material
Castings/Forgings/Extrusions
Purchased Parts

Fabrication

Lot 1
Lot 2
Lot 3
Lot 4

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Lot 5

SBP ATTACHMENT 19 TO
SPECIAL BUSINESS PROVISIONS

INCREMENTAL RELEASE PLAN AND LEAD TIMES
(Reference SBP Section 44.0)
continued…

Assembly

Lot 1
Lot 2
Lot 3
Lot 4
Lot 5

2.	Release dates are based upon the following Master Schedule:

Block                             MS No.

C.    Cycle Time Plan

In order to enable Seller to meet the nine (9) month Cycle Time requirement:

1) Spirit shall notify Seller not less than [_TBN__] months prior to the scheduled delivery date for any Product that will be incorporated into a Program Airplane which is (i) a Customer's first purchase of a particular, existing configuration of the Program Airplane or (ii) a Customer's second or greater purchase of a particular existing configuration of the Program Airplane, but which will have potential configuration changes (not including material changes or changes of a greater magnitude than any previous change already made).

2) Spirit shall notify Seller not less than [_TBN__] months prior to the scheduled delivery date for any Product that is impacted by a change in the assignment of a Customer or Program Airplane model to a specific line number.

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SBP ATTACHMENT 20 TO
SPECIAL BUSINESS PROVISIONS

SCHEDULE CHANGE EXAMPLES
(Reference SBP Section 8.0)

EXAMPLE

Current Shipset Billing Price = *

Schedule No. 1

Month         1     2     3     4     5     6     7     8     9     10

S/S Per Month     *     *     *     *     *     *     *     *     *      *

DECELERATION - Notice of deceleration of Schedule No. 1 is given at Month 3 resulting in the following schedule:

Schedule No. 2

S/S Per Month     7     7     *10    10     7     7     7     7     7     7

Shipsets Decelerated          0      0    3

*

ACCELERATION - Notice of acceleration of Schedule No. 2 is given at Month 7 resulting in the following schedule:

Schedule No. 3

S/S Per Month     7     7     10     10     7     7     *7     10     10     10

Shipsets Accelerated             0     3     3

*

_________________________________
* The text noted by asterisks has been redacted in connection with a request to the Securities and Exchange Commission for confidential treatment of such text pursuant to Rule 24b-2. A copy of this Agreement including the redacted information has been submitted to the Securities and Exchange Commission as part of such request.

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